UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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FRANKLIN RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FRANKLIN RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DEAR STOCKHOLDER:

The Board of Directors of Franklin Resources, Inc. (the “Company”) invites you to attend the 2006 annual meeting of stockholders (the “Annual Meeting”) to be held on January 26, 2006 at 10:00 a.m., Pacific Standard Time, in the H. L. Jamieson Auditorium, at One Franklin Parkway, Building 920, San Mateo, California, for the following purposes:

1.	To elect 13 directors to the Board of Directors to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her death, resignation, retirement, disqualification or removal.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006.

3.	To transact such other business that may properly be raised at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The Company’s Board of Directors has fixed the close of business on November 30, 2005 as the record date for the determination of stockholders entitled to receive notice of, and to vote on, all matters presented at the Annual Meeting or any adjournments thereof. Your vote is very important. Even if you think that you will attend the Annual Meeting, we ask you to please return your proxy card. You also can vote your shares by telephone or over the Internet.

By order of the Board of Directors,

BARBARA J. GREEN

SECRETARY

DECEMBER 29, 2005

SAN MATEO, CALIFORNIA

Please vote by telephone or by using the Internet as instructed on the enclosed proxy card or complete, sign and return the proxy card in the enclosed envelope.

FRANKLIN RESOURCES, INC.

One Franklin Parkway

San Mateo, California 94403

PROXY STATEMENT

December 29, 2005

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are furnished in connection with the solicitation by the Board of Directors of Franklin Resources, Inc., a Delaware corporation (the “Company”), of the accompanying proxy to be voted at the 2006 annual meeting of stockholders (the “Annual Meeting”), which will be held on January 26, 2006, at 10:00 a.m., Pacific Standard Time, in the H. L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California, the Company’s principal executive office. We expect that this Proxy Statement and the enclosed proxy will be mailed on or about December 29, 2005 to each stockholder entitled to vote.

All materials filed by the Company with the Securities and Exchange Commission (the “SEC”) can be obtained at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or through the SEC’s website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

VOTING INFORMATION

WHO CAN VOTE?

Holders of the Company’s common stock, par value $0.10 per share, at the close of business on November 30, 2005 (the “Record Date”) are entitled to one vote for each share owned on that date on each matter presented at the Annual Meeting. As of the Record Date, the Company had 253,765,553 shares of common stock outstanding. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card and the 2005 Annual Report have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or on the Internet.

HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

In order to take any action at the Annual Meeting, a majority of the Company’s outstanding shares as of the Record Date must be present in person or by proxy and entitled to vote at the meeting. This is called a quorum.

WHO COUNTS THE VOTES?

The final voting results will be tallied by our Transfer Agent, The Bank of New York, and the Inspector of Elections, and published in our quarterly report on Form 10-Q for the quarter ending March 31, 2006.

WHAT IS A PROXY?

A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. The Board of Directors of the Company (the “Board of Directors” or “Board”) is asking you to allow any of the persons named on the proxy card (Charles B. Johnson, Chairman of the Board; Gregory E. Johnson, President and Chief Executive Officer; and Barbara J. Green, Vice President, Deputy General Counsel and Secretary) to vote your shares at the Annual Meeting.

HOW DO I VOTE BY PROXY?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or nominee. You will also be able to vote by telephone, using the Internet or by mail. The deadline for voting by telephone or by using the Internet is 5:00 p.m., Eastern Standard Time, on January 25, 2006. Please see your proxy card or the information your bank, broker, or other holder of record provided to you for more information on these options. The persons named as your proxy holders on the proxy card will vote the shares represented by your proxy in accordance with the specifications you make. Unless you indicate otherwise on your proxy card, the persons named as your proxy holders on the proxy card will vote the shares represented by the proxy FOR all nominees to the Board of Directors, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (the “independent auditors”) for the fiscal year ending September 30, 2006. Additionally, unless you specify otherwise on your proxy card, if any other matters come before the Annual Meeting to be voted on, the persons named as your proxy holders on the proxy card will vote, act and consent on those matters in their discretion.

CAN I CHANGE OR REVOKE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. You can change or revoke your proxy by submitting another proxy with a later date at any time prior to the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING INSTEAD OF VOTING BY PROXY?

Yes. However, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted.

HOW ARE VOTES COUNTED?

To be counted as “represented”, a proxy card must have been returned for those shares, the stockholder must have voted the shares by telephone or over the Internet, or the stockholder must be present at the meeting. Under New York Stock Exchange (“NYSE”) rules, the proposals to elect directors (Proposal No. 1) and to ratify the appointment of the independent auditors (Proposal No. 2) are considered routine items. This means that brokers may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A plurality of the votes cast is required for the election of directors (Proposal No. 1). This means that the director nominees who receive the most votes will be elected to the 13 available positions on the Board. An affirmative vote of the holders of shares of common stock, having a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matters, are necessary to ratify the appointment of PricewaterhouseCoopers LLP (Proposal No. 2). Shares properly voted

“ABSTAIN” on a particular matter are considered as shares present at the meeting for quorum purposes, but are treated as having voted against the matter, although such abstentions will have no effect on the voting for the election of directors (Proposal No. 1). Broker non-votes, given the routine nature of each of the proposals to be voted upon at the Annual Meeting, are treated as present at the meeting for quorum purposes and as having voted against the matter, although such broker non-votes will have no effect on the voting for the election of directors (Proposal No. 1).

WHO PAYS FOR THIS PROXY SOLICITATION?

Your proxy is being solicited by the Board on behalf of the Company. The Company pays the cost of soliciting your proxy and reimburses brokerage costs and other fees for forwarding proxy materials to you.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

The Corporate Governance Committee of the Board recommended and nominated, and the Board approved, the nominees named below for election as members of the Board. Each of the director nominees were elected by the Company’s stockholders at the Company’s last annual meeting of stockholders and, accordingly, are standing for re-election, except for Laura Stein and Joseph R. Hardiman, who were elected for the first time as directors as of June 23, 2005 and October 11, 2005, respectively, after being recommended to the Board by the Corporate Governance Committee. Ms. Stein was initially recommended to the Corporate Governance Committee by a non-interested director/trustee of certain investment companies managed by subsidiaries of the Company. Mr. Hardiman was initially recommended to the Corporate Governance Committee by the Chairman of the Board of the Company. If elected, each director will serve until the next annual meeting of stockholders and until that person’s successor is elected and qualified or until his/her earlier resignation, retirement, death, disqualification or removal.

In accordance with the Company’s Director Independence Standards, as amended, described more fully below, and the rules of the NYSE and the Pacific Exchange, the Board has affirmatively determined that it is currently composed of a majority of independent directors, and that the following directors are independent and do not have a material relationship with the Company: Samuel H. Armacost; Charles Crocker; Joseph R. Hardiman; Robert D. Joffe; Thomas H. Kean; Chutta Ratnathicam; Laura Stein; and Louis E. Woodworth.

RECOMMENDATION OF THE BOARD

The Board recommends a vote “FOR” the election to the Board of each of the nominees listed below. The voting requirements for this proposal are described in the “Voting Information” section. Unless you mark “Exceptions*” or “Withhold for All” on your proxy card to withhold authority to vote for one, some or all of the director nominees, the persons named as proxy holders intend to vote for all of these nominees.

NOMINEES

Listed below are the names, ages as of November 30, 2005, and principal occupations for the past five years of the director nominees.

Samuel H. Armacost

Age 66

Director Since 2004

Chairman of the Board of Directors of SRI International (formerly Stanford Research Institute), an independent nonprofit technology research and development organization, for more than the past five years. Managing Director, Weiss, Peck & Greer LLC from 1990 until 1998 and Merrill Lynch Capital Markets from 1987 until 1990. President, Director and Chief Executive Officer, BankAmerica Corporation from 1981 until 1986. Director, Chevron Corporation, Del Monte Foods Company, Exponent, Inc. and Callaway Golf Company.

Harmon E. Burns

Age 60

Director Since 1991

Vice Chairman, Member–Office of the Chairman of the Company since December 1999; officer and/or director of certain subsidiaries of the Company; officer and/or director or trustee of 45 investment companies managed by subsidiaries of the Company.

Charles Crocker

Age 66

Director Since 2003

Chairman, Chief Executive Officer and a director since October 1997 of BEI Technologies, Inc., a manufacturer of electronic sensors and motion control products and a subsidiary of Schneider Electric SA; President of BEI Technologies, Inc. from October 1997 to May 2000. Director, Teledyne Technologies Incorporated and Fiduciary Trust Company International, a subsidiary of the Company.

Joseph R. Hardiman

Age 68

Director Since October 11, 2005

Formerly, the President and Chief Executive Officer of the National Association of Securities Dealers, Inc. and its wholly owned subsidiary, The Nasdaq Stock Market, Inc., from September 1987 through January 1997; from 1975 through September 1987, held various positions at Alex. Brown & Sons, including Managing Director and Chief Operating Officer; previously, served on the boards of the Deutsche Scudder Funds and the Depository Trust Company. Director, Broadwing Corporation, ISI Funds, Nevis Fund and Brown Investment Advisory & Trust Company.

Robert D. Joffe

Age 62

Director Since 2003

Presiding Partner of Cravath, Swaine & Moore LLP, a law firm, since 1999. Director of Fiduciary Trust Company International, a subsidiary of the Company.

Charles B. Johnson

Age 72

Director Since 1969

Chairman of the Board, Member–Office of the Chairman of the Company since December 1999; formerly, Chief Executive Officer of the Company; officer and/or director of certain subsidiaries of the Company; officer and/or director or trustee of 42 investment companies managed by subsidiaries of the Company.

Rupert H. Johnson, Jr.

Age 65

Director Since 1969

Vice Chairman, Member–Office of the Chairman of the Company since December 1999; officer and/or director of certain subsidiaries of the Company; officer and/or director or trustee of 45 investment companies managed by subsidiaries of the Company.

Thomas H. Kean

Age 70

Director Since 2003

Chairman, The Robert Wood Johnson Foundation, a health and healthcare philanthropic foundation, since April 2005, and a member of the board of trustees of the foundation since July 1990; formerly, President of Drew University from February 1990 to June 2005; formerly, Governor of the State of New Jersey from 1982 to 1990. Director, Aramark Corporation, Amerada Hess Corporation, CIT Group Inc., Fiduciary Trust Company International, a subsidiary of the Company, The Pepsi Bottling Group, Inc. and UnitedHealth Group Incorporated.

Chutta Ratnathicam

Age 58

Director Since 2003

Retired Senior Vice President and Chief Financial Officer of CNF Inc., a freight transportation, logistics, supply chain management and trailer manufacturing company, from 1997 to March 2005; formerly, Chief Executive Officer of the Emery Worldwide reporting segment of CNF from September 2000 to December 2001. Chartered Accountant (Sri Lanka). Member, American Institute of Certified Management Accountants.

Peter M. Sacerdote

Age 68

Director Since 1993

Advisory Director and Chairman of the Investment Committee of the Principal Investment Area of Goldman, Sachs & Co., a global investment banking, securities and investment management firm, from May 1999 to the present; formerly, a general partner and then a limited partner of The Goldman Sachs Group, L.P. Director, Qualcomm Incorporated and Hexcel Corporation.

Laura Stein

Age 44

Director Since June 23, 2005

Senior Vice President–General Counsel and Secretary of The Clorox Company, a leading manufacturer and marketer of consumer products, since January 2005; formerly, Senior Vice President and General Counsel of the H.J. Heinz Company, a global marketer and manufacturer of branded food products, from January 2000 to January 2005. Director, Nash-Finch Company.

Anne M. Tatlock

Age 66

Director Since December 21, 2004; Previously, Director from 2001 to Early December 2004

Vice Chairman, Member–Office of the Chairman of the Company since 2001; Chairman of the Board, Chief Executive Officer (since 2000), and a director of Fiduciary Trust Company International, a subsidiary of the Company; formerly, President of Fiduciary Trust Company International; officer and/or director of other subsidiaries of the Company. Director, Fortune Brands, Inc. and Merck & Co., Inc.

Louis E. Woodworth

Age 72

Director Since 1981

Private investor. President, Alpine Corporation, a private investment firm, for more than the past five years.

Family Relations. Charles B. Johnson, the Chairman of the Board and a director of the Company, and Rupert H. Johnson, Jr., a Vice Chairman and a director of the Company, are brothers. Peter M. Sacerdote, a director of the Company, is a brother-in-law of Charles B. Johnson and Rupert H. Johnson, Jr. Gregory E. Johnson, the President and Chief Executive Officer of the Company, is the son of Charles B. Johnson, the nephew of Rupert H. Johnson, Jr. and Peter M. Sacerdote and the brother of Jennifer J. Bolt, the Executive Vice President – Technology and Operations of the Company. Jennifer J. Bolt is the daughter of Charles B. Johnson, the niece of Rupert H. Johnson, Jr. and Peter M. Sacerdote and the sister of Gregory E. Johnson.

CORPORATE GOVERNANCE

The Company regularly monitors regulatory developments and reviews its policies, processes and procedures in the area of corporate governance to respond to such developments. As part of those efforts, we review federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as corporate governance-related rules adopted by the SEC, the NYSE and the Pacific Exchange.

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines, which are attached as Appendix D and posted in the corporate governance section of the Company’s website at www.franklinresources.com (the “Company’s website”). They also are available in print to stockholders who request a copy from the Company’s Secretary at the Company’s principal executive offices. The Corporate Governance Guidelines set forth the practices the Board follows with respect to, among other things, the composition of the Board, director responsibilities, Board committees, director access to officers, employees and independent advisors, director compensation, director orientation and continuing education, management succession and performance evaluation of the Board.

Code of Ethics and Business Conduct. The Board has adopted a Code of Ethics and Business Conduct, which is applicable to all employees, directors and officers of the Company and its subsidiaries and affiliates. The Code of Ethics and Business Conduct is posted in the corporate governance section of the Company’s website and is available in print to stockholders who request a copy from the Company’s Secretary at the Company’s principal executive offices. The Company also established a Compliance and Ethics Hotline, where employees can report a violation of the Code of Ethics and Business Conduct or anonymously submit a complaint concerning auditing or accounting matters. Interested parties may address a written request for a printed copy of the Code of Ethics and Business Conduct to: Secretary, Franklin Resources, Inc., One Franklin Parkway, San Mateo, California 94403-1906. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics and Business Conduct for the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, by posting such information on the Company’s website.

Director Independence Standards. The Board has adopted guidelines for determining whether a director is independent. The Board will monitor and review as necessary, but at least once annually, commercial, charitable, family and other relationships that directors have with the Company to determine whether the Company’s directors are independent.

For a director to be considered independent, the Board must determine affirmatively that the director does not have material relationships with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. Such determination will be made and disclosed pursuant to applicable NYSE or other applicable rules. A material relationship can include, but is not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships. The Board has established the following guidelines to assist it in determining whether a director does not have material relationships and thereby qualifies as independent:

A.	A director will not be independent if, at any time within the preceding three years (unless otherwise specified below):

	1.	(a)	the director was employed by the Company; or

		(b)	an immediate family member[1] of the director was employed by the Company as an executive officer[2] of the Company;

	2.	the director (or an immediate family member of the director who in the capacity of an executive officer of the Company) received direct compensation from the Company (other than for prior service as a director, or as pension or deferred compensation) of more than $100,000 in any 12-month period;

	3.	(a)	the director or an immediate family member of the director is currently a partner of the Company’s internal auditor or external independent auditor;

		(b)	the director is currently employed by the Company’s internal auditor or external independent auditor;

		(c)	an immediate family member of the director is currently employed by the Company’s internal auditor or external independent auditor and participates in the auditor’s audit, assurance or tax compliance (but not tax planning) practice; or

		(d)	the director or an immediate family member of the director was formerly employed by or a partner of the Company’s internal auditor or external independent auditor and personally worked on the Company’s audit;

	4.	the director or an immediate family member of the director was employed by another company and an executive officer of the Company served on the compensation committee of such other company; or

	5.	(a)	the director is an employee of a company that made payments to or received payments from the Company for property or services, in any single fiscal year, of more than the greater of $1 million or 2% of the other company’s consolidated gross revenues;

		(b)	an immediate family member of the director is an executive officer of a company that made payments to or received payments from the Company for property or services, in any single fiscal year, of more than the greater of $1 million or 2% of the Company’s consolidated gross revenues; or

		(c)	the director or an immediate family member of the director serves as an officer, director or trustee of a tax exempt organization, and the Company’s contributions to the organization, in any single fiscal year, are more than the greater of $3 million or 5% of that organization’s consolidated gross revenues.

B.	The following relationships are not by themselves considered to be material and would not by themselves impair a director’s independence:

	1.	a director (or an immediate family member of the director) serves as an executive officer, employee, partner or significant owner (more than 10%) of a company that made payments to or received payments from the Company, in any single fiscal year, of less than the greater of $1 million or 2% of the consolidated gross revenues of the other entity;

[1]	An immediate family member includes a spouse, parent, child, sibling, father- and mother-in-law, son- and daughter-in-law, brother- and sister-in-law and anyone (other than a domestic employee) sharing the director’s home.
[2]	An executive officer means a Section 16 reporting person under the Securities Exchange Act of 1934, as amended.

2.	a director is an executive officer of another company, which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other, in any single fiscal year, is less than 2% of the total consolidated assets of the other company;

3.	a director (or an immediate family member of a director) serves as an officer, director or trustee of a tax exempt organization, and the Company’s contributions to the organization, in any single fiscal year, are more than the greater of $1 million or 2% of that organization’s consolidated gross revenues, provided that such contributions do not exceed the limits set forth in Paragraph A.5(c) above and that disclosure is made in the Company’s annual proxy statement;

4.	a director serves or served as a director of a subsidiary, which is a privately held, wholly-owned, direct or indirect subsidiary of the Company;

5.	a director or an immediate family member of a director has entered into a transaction(s) with the Company or any affiliate of the Company in which the transaction involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services, provided the terms of such transaction are not preferential to the terms for similar transactions by the Company or affiliate of the Company in the ordinary course;

6.	a director or an immediate family member of a director maintains a banking, trading or other account with an affiliate of the Company, provided the terms of such account are generally the same as or similar to accounts offered by the affiliate of the Company in the ordinary course; or

7.	the Company or any affiliate of the Company extends or maintains credit, arranges for the extension of credit, or renews an extension of credit, in the form of a personal home improvement or manufactured home loan (as that term is defined in section 5 of the Home Owners’ Loan Act (12 U.S.C. 1464)), consumer credit (as defined in section 103 of the Truth in Lending Act (15 U.S.C. 1602)), any extension of credit under an open end credit plan (as defined in section 103 of the Truth in Lending Act (15 U.S.C. 1602)) or a charge card (as defined in section 127(c)(4)(e) of the Truth in Lending Act (15 U.S.C. 1637(c)(4)(e)), to a director or an immediate family member of a director, provided such loan, consumer credit, extension of credit or charge card otherwise is permitted to such director or immediate family member of a director under the terms of Section 13(k) of the Securities Exchange Act of 1934, as amended.

C.	For all relationships not specifically and clearly addressed by the guidelines above, the determination of whether or not a director has a material relationship, and therefore whether or not the director qualifies as independent or not, shall be made by the Board based on the totality of circumstances.

The Board has determined that the relationships described under Section B of the guidelines above are immaterial and the Company need not disclose the specifics of any relationship that falls within such categories, unless otherwise required pursuant to the rules of the NYSE.

Stock Ownership Guidelines. In December 2005, the Board adopted guidelines in connection with the ownership of common stock of the Company by directors and certain senior officers of the Company. As a significant ownership interest by directors in the Company tends to align the interests of members of the Board with the interests of the Company’s stockholders, all directors on the Board are expected to own, within five years of either December 16, 2005 or, if later, first joining the Board, shares of common stock of the Company with a value of at least $250,000. Shares of common stock held by immediate family members (which includes a director’s spouse, children and parents) or entities controlled by a Board member may be considered holdings of the Board member for purposes of the guidelines only and not as an admission of beneficial ownership for any other purpose. Similarly, as a significant ownership interest by certain senior officers in the Company tends to align the interests of members of management of the Company with the Company’s stockholders and to strengthen the link between long-term Company performance and executive compensation, the following senior officers of the Company are expected to own shares of common stock of the Company with a value equal to a specific multiple of such senior officer’s base salary, as indicated in the table below, by the later of December 31, 2010 or five years from when he or she first assumed the particular senior officer position for which stock ownership is expected:

Senior Officer Level	Market Value of Shares Owned as a Multiple of Base Salary

Chairman	5X

Vice Chairman	5X

President and/or Chief Executive Officer	5X

Executive Vice President	4X

Senior Vice President	3X

Shares of common stock held by immediate family members (which includes a senior officer’s spouse, children and parents) or entities controlled by a senior officer may be considered holdings of the senior officer for purposes of the guidelines only and not as an admission of beneficial ownership for any other purpose. In implementing these guidelines for directors and such senior officers of the Company, both direct and certain indirect forms of ownership are recognized in achieving these guidelines, including shares owned outright, restricted stock, restricted stock units and 401(k) funds invested in shares of the Company’s stock.

Policy regarding Multiple Board Memberships. The Board has adopted, upon the recommendation of the Corporate Governance Committee, a policy regarding memberships on multiple boards of directors or equivalent governance bodies of unaffiliated publicly traded companies or other entities. If a member of the Board also serves as the principal executive officer, such as the Chief Executive Officer or President, of a publicly traded company, it is the policy of the Board that such Board member shall not accept membership on a board of directors or equivalent governance body of another publicly traded company, without first informing and obtaining the consent of the Company’s Corporate Governance Committee, if such new membership would result in the member serving contemporaneously on four or more boards of directors or equivalent governance bodies of unaffiliated publicly traded companies, including the Company’s Board. If a member of the Board does not serve as a principal executive officer, such as a Chief Executive Officer or President, of a publicly traded company, it is the policy of the Board that such Board member shall not accept membership on a board of directors or equivalent governance body of another publicly traded company, without first informing and obtaining the consent of the Company’s Corporate Governance Committee, if such new membership would result in the member serving contemporaneously on six or more boards of directors or equivalent governance bodies of publicly traded companies, including the Company’s Board.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

BOARD MEETINGS AND ANNUAL MEETING OF STOCKHOLDERS

During the fiscal year ended September 30, 2005 (“fiscal year 2005”), the Board held seven meetings (not including committee meetings). For fiscal year 2005, each director attended at least eighty-five percent (85%) of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which he or she served. The Board has an Audit Committee, a Compensation Committee and a Corporate Governance Committee. To promote open discussion among the non-management directors (those directors who are not officers or employees of the Company), the non-management directors generally meet in executive session after regularly scheduled Board meetings without management. The independent directors meet in executive session at least a minimum of two times per year. Charles Crocker, an independent director, has been appointed to preside at the executive sessions of the non-management and the independent directors. The Board encourages directors to attend the annual meeting of stockholders. Nine of eleven directors then standing for election attended last year’s annual meeting, in person or telephonically.

COMMITTEE MEMBERSHIP AND MEETINGS

The current standing committees of the Board are the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The table below provides current membership and meeting information.

	Audit	Compensation	Corporate Governance
Samuel H. Armacost	–	M	–
Charles Crocker	M	C	–
Joseph R. Hardiman	–	M	–
Robert D. Joffe	–	–	C
Thomas H. Kean	–	M	M
Chutta Ratnathicam	C	–	–
Laura Stein	M	–	–
Louis E. Woodworth	M		M

Fiscal Year 2005 Meetings	10	9	5

M – Member

C – Chairman

Below is a description of each standing committee of the Board. The Board has affirmatively determined that each standing committee consists entirely of independent directors pursuant to rules established by the NYSE and the Pacific Exchange, rules promulgated under the Securities Exchange Act of 1934, as amended, and the Director Independence Standards established by the Board. See “Director Independence Standards” above.

The Board has also determined that each member of the Audit Committee is independent under the criteria established by the NYSE, the Pacific Exchange and the SEC for audit committee members.

THE AUDIT COMMITTEE

Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, the Audit Committee currently consists of Messrs. Ratnathicam (Chairman), Crocker and Woodworth and Ms. Stein, each of whom is independent under the rules of the NYSE, the Pacific Exchange and the SEC. The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee: (1) the Company’s financial reporting, auditing and internal control activities, including the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditors’ qualifications and independence; and (4) the performance of the Company’s internal audit function and independent auditors. The Audit Committee also prepares the report the Audit Committee is required to include in the Company’s annual proxy statement. In addition, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including approval of all services and fees of the independent auditors. The Audit Committee meets with the Company’s independent auditors and reviews the scope of their audit, the related reports and any recommendations they may make. The Audit Committee also reviews the annual audited financial statements for the Company.

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee reviews and reassesses the adequacy of its charter annually and recommends any proposed changes to the Board for approval. The Audit Committee met ten times during fiscal year 2005. The Audit Committee Charter is attached as Appendix A and posted in the corporate governance section of the Company’s website. A written copy of the charter may also be obtained by making a written request to the Company’s Secretary at the Company’s principal executive offices. The Board has determined that all Audit Committee members are financially literate under the NYSE and Pacific Exchange listing standards and that Mr. Chutta Ratnathicam, an independent director under the rules of the NYSE, the Pacific Exchange and the SEC, is an audit committee financial expert within the meaning of the rules of the SEC.

THE COMPENSATION COMMITTEE

The Compensation Committee currently consists of Messrs. Crocker (Chairman), Armacost, Hardiman and Kean, each of whom is independent under the rules of the NYSE and the Pacific Exchange. The Compensation Committee oversees the establishment of goals and objectives related to Chief Executive Officer compensation, determines the compensation level of the Chief Executive Officer, assists the Board in fulfilling its responsibility relating to the compensation (and related benefits) of the executive officers of the Company, discharges the responsibilities of the Board relating to compensation of the Company’s executives, and prepares the annual report on executive officer compensation for the Company’s proxy statement. The Compensation Committee also administers the Company’s Amended and Restated Annual Incentive Compensation Plan, the 2004 Key Executive Incentive Compensation Plan, the 2002 Universal Stock Incentive Plan (the “2002 Stock Plan”), which is the successor to the Amended and Restated 1998 Universal Stock Incentive Plan, and the 1998 Employee Stock Investment Plan. The Compensation Committee’s charter reflects these various responsibilities, and the Compensation Committee and the Board of Directors periodically review and revise the charter, as necessary or appropriate. The Compensation Committee met nine times during fiscal year 2005. The Compensation Committee Charter is attached as Appendix B and posted in the corporate governance section of the Company’s website. A written copy of the charter may also be obtained by making a written request to the Company’s Secretary at the Company’s principal executive offices.

THE CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee currently consists of Messrs. Joffe (Chairman), Kean and Woodworth, each of whom is independent under the rules of the NYSE and the Pacific Exchange. The Corporate Governance Committee has the responsibilities set forth in its charter and provides counsel to the Board of Directors with respect to the organization, function and composition of the Board and committees, and oversees the evaluation of the Board and management of the Company. The Corporate Governance Committee is also responsible for developing and recommending to the Board corporate governance policies and procedures applicable to the Company, and reviewing the anti-money laundering policies, procedures and operations of the Company on a periodic basis. The Corporate Governance Committee met five times during fiscal year 2005. The Corporate Governance Committee Charter is attached as Appendix C and posted in the corporate governance section of the Company’s website. A written copy of the charter may also be obtained by making a written request to the Company’s Secretary at the Company’s principal executive offices.

The Corporate Governance Committee is responsible for identifying and recommending to the Board potential director candidates for nomination and election to the Board at the annual meeting of stockholders and uses a variety of means as it determines are necessary or appropriate, including recommendations of stockholders. The Corporate Governance Committee has adopted a policy regarding nominations and qualifications of directors, which has been approved by the Board. Under such policy, the Corporate Governance Committee may solicit recommendations from current and former directors, management or others who may be familiar with qualified candidates, and may consider current directors for re-nomination. The Corporate Governance Committee may, in its sole discretion, retain and terminate any search firm (and approve such search firm’s fees and other retention terms) to assist in the identification of candidates.

The Corporate Governance Committee believes there are certain minimum skills and qualifications that each director nominee must possess or satisfy, including:

•	high personal and professional integrity and ethical character;

•	significant achievement in business, finance, government, education, law, technology or other fields important to the operation of the Company;

•	the ability to exercise sound business judgment on a broad range of issues;

•	sufficiently broad experience and professional and educational background to have a general appreciation of the major issues facing public companies;

•	the willingness and ability to devote the necessary time to Board duties, including preparing for and attending meetings of the Board and its committees; and

•	being prepared to represent the best interests of the Company and its stockholders and committed to enhancing stockholder value.

The Corporate Governance Committee also believes there are other skills and qualifications that at least one or more directors must possess or satisfy, including:

•	experience and knowledge of the industry sector in which the Company operates its businesses;

•	a majority of the directors being “independent” directors in accordance with the corporate governance listing standards of the NYSE and any other applicable securities exchanges;

•	at least three directors meeting the additional independence requirements for members of the Audit Committee of the Board in accordance with the applicable rules of the NYSE, other applicable securities exchanges and the SEC;

•	at least three directors who are eligible to serve on the Audit Committee of the Board being “financially literate” or capable of becoming “financially literate” within a reasonable period of time; and

•	at least one director who is eligible to serve on the Audit Committee of the Board being an “audit committee financial expert” in accordance with applicable rules of the SEC.

In considering candidates for director nominee, the Corporate Governance Committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution the candidate could be expected to make to the overall functioning of the Board, giving due consideration to the overall Board balance of diversity of perspectives, backgrounds and experiences. With respect to current directors, the Corporate Governance Committee considers past attendance at meetings and assesses the participation in and contributions to the activities of the Board. The Corporate Governance Committee, in its discretion, may designate one or more of its members to interview any candidate. In addition, the Corporate Governance Committee may seek input from the Company’s management or the Board, who may interview any candidate. The Corporate Governance Committee recommends director nominees to the Board based on its assessment of overall suitability to serve on the Board in accordance with the Company’s policy regarding nominations and qualifications of directors.

The Corporate Governance Committee will consider candidates recommended for nomination to the Board by stockholders of the Company. Stockholders may make such a recommendation by submitting a completed Director Nomination Form, which is posted in the corporate governance section of the Company’s website, at least 120 days prior to the one-year anniversary of the date of the proxy statement for the preceding annual meeting. Completed Director Nomination Forms shall be sent to: Corporate Governance Committee, Franklin Resources, Inc., c/o Barbara J. Green, Secretary, One Franklin Parkway, San Mateo, CA 94403. This year our proxy statement is dated December 29, 2005; therefore we must receive any notice of recommendation by August 31, 2006.

The manner in which the Corporate Governance Committee evaluates candidates recommended by stockholders is generally the same as any other candidate. However, the Corporate Governance Committee will also seek and consider information concerning any relationship between the stockholder and the candidate to determine if the candidate can represent the interests of all of the stockholders. The Corporate Governance Committee will not evaluate a candidate recommended by a stockholder unless the Director Nomination Form provides that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service as publicly disclosed by the Company and to provide all of the information necessary to conduct an evaluation.

NON-EMPLOYEE DIRECTOR FEES

Payments to Directors.    Effective January 1, 2005, directors who were not employees of the Company were paid a retainer fee of $12,500 per quarter. They also receive $3,000 per Board meeting attended. Furthermore, each of these directors received a stock grant valued at $75,000 on January 25, 2005 (rounded up to the nearest whole share) and will receive an annual stock grant valued at $75,000 (rounded up to the nearest whole share) on the date of each annual organizational meeting of the Board in subsequent fiscal years. Non-employee directors who serve on Board committees are paid $1,500 per committee meeting attended. Additionally, Chairpersons of the Compensation Committee and the Corporate Governance Committee receive $1,250 per quarter and the Chairperson of the Audit Committee receives $2,500 per quarter. In December 2005, the Board approved an increase of the quarterly retainer fee paid to non-employee directors from $12,500 per quarter to $17,500 per quarter, effective January 1, 2006. No other changes were made to the fee structure for the payment of non-employee directors of the Company. Separately, the Company has a policy of reimbursing certain health insurance coverage for a director who is retired from other employment and is not otherwise eligible for group health coverage under the Company’s group health plan or any other company’s health plan. The Company will reimburse the cost of health insurance coverage comparable to that provided to employees of the Company. During the fiscal year 2005, Mr. Woodworth, a director, was reimbursed $16,870 for health insurance expenses. The Company also reimburses directors for certain expenses incurred in connection with attending Board and committee meetings as well as other Company-related events, including travel, hotel accommodations, meals and other incidental expenses for the director and his or her spouse accompanying the director in connection with such events. The Company may also, from time to time, provide directors and their spouses token gifts of nominal value.

In connection with their service as members of the Board of Directors of Fiduciary Trust Company International (“Fiduciary Trust”), a subsidiary of the Company, Messrs. Crocker, Joffe and Kean also received from Fiduciary Trust an annual retainer fee of $25,000 (paid quarterly) and an annual retainer fee for committee services of $5,000 (paid quarterly). Mr. Crocker also received $4,000 for his service as the Chairman of a committee.

Deferred Director Fees.    The Company and Fiduciary Trust also allow directors to defer payment of their directors’ fees and stock awards, and to treat the deferred amounts as hypothetical investments in common stock of the Company and/or in Franklin Templeton mutual funds, as applicable. Directors are then credited with the same earnings, gains or losses that they would have incurred if the deferred amounts had been invested in the specific investments, in the specific amounts and for the specific periods as directed by each particular director. Additionally, directors who defer their directors’ fees and stock awards are credited with notional dividends and other distributions at the same time, in the same form, and in equivalent amounts as dividends and other distributions that are payable from time to time with respect to investments selected by each particular director. On the payout date(s) elected by a director, the hypothetical investments are valued and the Company or Fiduciary Trust, as applicable, must pay the director or his/her beneficiary an amount equal to the value of the hypothetical investments. In response to the adoption of Section 409A of the Internal Revenue Code of 1986, as amended, the Company, in December 2005, adopted a new 2006 Directors Deferred Compensation Plan, effective as of December 15, 2005, pursuant to which directors may elect to have their directors’ fees and stock awards deferred. Payouts may be made in a lump sum or periodic payments. If a director changes his/her distribution election for amounts previously deferred, any such change shall not take effect for one (1) year from the date of the new election and the distributions (or lump sum) shall occur no earlier than five (5) years after the distributions (or lump sum) would have been paid under the prior distribution election (with a series of distributions treated as one payment for this purpose). Accelerated distributions are permitted in limited circumstances, and the plan may be terminated by the Company if certain conditions are met, in each case as set forth more fully in the plan. The plan is intended to comply with the provisions of Section 409A.

Under the deferred compensation arrangements with the Company, Mr. Woodworth has elected to defer all of his director’s fees and stock awards. However, with regard to compensation earned and deferred prior to January 1, 2006, Mr. Woodworth has determined to have such deferred amounts distributed in forty (40) substantially equal quarterly installments beginning on October 20, 2005 and continuing on each January 20, April 20, July 20 and October 20 thereafter. Mr. Woodworth has further determined that, with regard to his director’s fees and stock awards earned after December 31, 2005, all such amounts shall be deferred in accordance with the 2006 Directors Deferred Compensation Plan.

Each of Messrs. Crocker, Joffe and Armacost has determined that, with regard to his director’s fees and/or stock awards earned prior to and after December 31, 2005, such amounts, to the extent provided below, shall be deferred in accordance with the 2006 Directors Deferred Compensation Plan. Accordingly, Mr. Crocker has elected to defer all of his director’s fees relating to his service as a director of Fiduciary Trust and fifty percent (50%) of his director’s fees and all of his stock awards related to his service as a director of the Company. Mr. Joffe has elected to defer fifty percent (50%) of his director’s fees and stock awards related to his service as a director of Fiduciary Trust and the Company. Mr. Armacost has elected to defer all of his stock awards but to receive all of his quarterly director fees and meeting fees associated with his service as a director of the Company in cash.

Mr. Kean has elected to defer all of his director’s fees and stock awards earned on or after January 1, 2006 under the 2006 Directors Deferred Compensation Plan, while Ms. Stein has elected to defer only her director’s fees, but not her stock awards, under the plan. Any other participating directors may, no later than December 31, 2005, elect to defer the payment of their directors’ fees and stock awards earned on or after January 1, 2006 under the 2006 Directors Deferred Compensation Plan.

Finally, James A. McCarthy, a former director of the Company, for fiscal year 2005 deferred his quarterly director’s fee of $10,000 and received in cash all meeting fees, Chairman fees and an honorarium of $25,000 in recognition for past services to the Company.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth the common stock beneficially owned as of November 30, 2005 by each stockholder known to us to beneficially own more than five percent of the Company’s outstanding common stock as of November 30, 2005:

Name and Address of Beneficial Owner(a)	Amount and Nature of Beneficial Ownership(e)		Percent of Class
Charles B. Johnson	44,467,974	(b)(c)	17.52%
Rupert H. Johnson, Jr.	37,733,843	(b)(d)	14.87%

(a)	The addresses of Messrs. C. Johnson and R. Johnson, Jr. are: c/o Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403.
(b)	Excludes 417,705 shares held as of November 30, 2005 by the Franklin Templeton Profit Sharing 401(k) Plan (the “Profit Sharing Plan”), for which Messrs. C. Johnson and R. Johnson, Jr. serve on the investment committee. In December 2005, shares of common stock in the Profit Sharing Plan became self-directed by participants in the Profit Sharing Plan.
(c)	Includes 3,563,675 shares held in an IRA and 3,000,000 shares held in a limited partnership, and 22,714 shares that may be purchased pursuant to currently exercisable options. Also includes 1,047,630 shares, of which Mr. C. Johnson disclaims beneficial ownership, held by a private charitable foundation, of which Mr. C. Johnson is a trustee.
(d)	Includes 2,155,245 shares held in an IRA. Also includes 383,211 shares, of which Mr. R. Johnson, Jr. disclaims beneficial ownership, held by a private charitable foundation, of which Mr. R. Johnson, Jr. is a trustee, and also includes 3,372 shares held by a member of Mr. R. Johnson, Jr.’s immediate family, of which Mr. R. Johnson, Jr. disclaims beneficial ownership.
(e)	Except as described otherwise in the footnotes to this table, each beneficial owner in the table has sole voting and investment power with regard to the shares beneficially owned by such owner.

SECURITY OWNERSHIP OF MANAGEMENT

The following table lists the common stock beneficially owned as of November 30, 2005 by (1) each director and director nominee, (2) each executive officer named in the Summary Compensation Table and (3) all current directors, director nominees and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percent of Class
Vijay C. Advani	113,036	(b)	*
Samuel H. Armacost	2,000	(c)(f)	*
Harmon E. Burns	1,654,371	(d)	*
Charles Crocker	8,660	(e)(f)	*
Joseph R. Hardiman	0
Robert D. Joffe	5,073	(e)(f)	*
Charles B. Johnson	44,467,974	(g)	17.52%
Gregory E. Johnson	967,671	(h)	*
Rupert H. Johnson, Jr.	37,733,843	(i)	14.87%
Thomas H. Kean	10,030	(e)	*
Chutta Ratnathicam	3,574	(e)	*
Peter M. Sacerdote	28,574	(e)	*
Laura Stein	0		—
Murray L. Simpson	65,074	(j)	*
Anne M. Tatlock	307,238	(k)	*
Louis E. Woodworth	1,763,339	(e)(f)(l)	*
William Y. Yun	136,096	(m)	*
Current Directors, Director Nominees and Executive Officers as a Group (consisting of 28 persons)	88,374,208	(n)	34.69%
Martin L. Flanagan	597,508	(o)	*

*	Represents less than 1% of class
(a)	Excludes 417,705 shares held as of November 30, 2005 by the Profit Sharing Plan, for which Ms. Bolt, Mr. Burns, Mr. C. Johnson, Mr. G. Johnson, Mr. R. Johnson, Jr. and Ms. Tatlock serve on the investment committee. In December 2005, shares of common stock in the Profit Sharing Plan became self-directed by participants in the Profit Sharing Plan. Except as described otherwise in the footnotes to this table: (i) each beneficial owner listed in the table has sole voting and investment power with regard to the shares beneficially owned by such owner; (ii) each share of unvested restricted stock confers voting but not investment power; and (iii) shares beneficially owned pursuant to options include only shares that may be purchased for the Company within 60 days following November 30, 2005.
(b)	Includes 26,797 shares of unvested restricted stock and 68,647 shares that may be purchased pursuant to options. Also, includes 15,494 shares, of which Mr. Advani disclaims beneficial ownership, held in a trust in which Mr. Advani and his spouse are co-trustees with shared voting and investment power.
(c)	Includes shares held by a trust in which Mr. Armacost and his spouse are co-trustees with shared voting and investment power.
(d)	Includes 500,001 shares held in an IRA, and 72,000 shares, of which Mr. Burns disclaims beneficial ownership, held by a private charitable foundation, of which Mr. Burns is a trustee.
(e)	Includes 170 shares of unvested restricted stock.
(f)	Does not include any hypothetical shares described under “Proposal No. 1 Election of Directors – Deferred Director Fees”.
(g)	See footnote (c) under “Security Ownership of Principal Stockholders”.
(h)	Includes 48,258 shares of unvested restricted stock, and 478,062 shares that may be purchased pursuant to options. Also includes 18,653 shares held by members of Mr. G. Johnson’s immediate family, of which Mr. G. Johnson disclaims beneficial ownership.
(i)	See footnote (d) under “Security Ownership of Principal Stockholders”.
(j)	Includes 6,142 shares of unvested restricted stock, and 36,040 shares that may be purchased pursuant to options.

(k)	Includes 6,265 shares of unvested restricted stock, and 89,242 shares that may be purchased pursuant to options. Also includes 38,493 shares held in an employee benefit plan in effect prior to the acquisition of Fiduciary Trust by the Company. Also includes 2,621 shares held by a member of Ms. Tatlock’s immediate family, of which Ms. Tatlock disclaims beneficial ownership.
(l)	Includes 468,088 shares held in an IRA. Also includes 220,000 shares held by a member of Mr. Woodworth’s immediate family, of which Mr. Woodworth disclaims beneficial ownership.
(m)	Includes 19,576 shares of unvested restricted stock, and 29,919 shares that may be purchased pursuant to options.
(n)	Includes 968,816 shares that may be purchased pursuant to options.
(o)	Based on information known by the Company as of October 26, 2005, after he resigned from his positions with the Company and its subsidiaries, including as President and Co-Chief Executive Officer of the Company, effective August 1, 2005.

EXECUTIVE COMPENSATION

The following table provides compensation information for the Company’s Chief Executive Officer and former Co-Chief Executive Officer and each of the four highest compensated executive officers of the Company (collectively, the “Named Executive Officers”) for each of the fiscal years ended September 30, 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary(a)	Bonus(b)		Other Annual Compensation(d)	Restricted Stock Awards(e)		Securities Underlying Options(k)		All Other Compensation(l)
Gregory E. Johnson	2005	$780,132	$2,650,000	(c)	$36,854	$3,413,594	(f)	0		$10,695
President and Chief	2004	$780,132	$2,650,000		$25,887	$2,350,014	(g)	45,000		$5,476
Executive Officer	2003	$780,132	$1,050,000		$17,189	$1,134,132	(h)	100,000		$2,604
Anne M. Tatlock	2005	$590,000	$600,000		$10,457	$0		0		$1,615,512
Vice Chairman, Member –	2004	$590,000	$650,000		$8,644	$383,909	(g)	25,000		$442,107
Office of the Chairman	2003	$590,000	$526,500		–	$306,223	(h)	45,000		$433,210
Vijay C. Advani	2005	$453,125	$1,025,000		$8,181	$1,125,080	(i)	0		$79,797
Executive Vice President –	2004	$450,000	$850,000		$8,934	$923,286	(g)	25,000		$49,127
Advisor Services	2003	$427,395	$552,500		$187,838	$321,358	(h)	30,000		$47,225
Murray L. Simpson	2005	$669,500	$700,000		$5,602	$0		0		$23,163
Executive Vice President	2004	$669,500	$406,250		$4,451	$399,943	(g)	15,000		$17,794
	2003	$669,500	$260,000		$5,813	$151,250	(h)	20,000		$14,443
William Y. Yun	2005	$525,000	$650,000		–	$750,089	(i)	0		$391,186
Executive Vice President –	2004	$525,000	$585,000		$1,304	$665,530	(g)	20,000		$374,644
Institutional	2003	$525,000	$497,250		–	$289,227	(h)	40,000		$364,631
Martin L. Flanagan*	2005	$650,110	$0		$33,322	$0	(j)	0	(j)	$7,434
Former President and	2004	$780,133	$2,650,000		$59,440	$2,350,014	(g)	45,000		$11,476
Co-Chief Executive Officer	2003	$780,128	$1,050,000		$36,109	$1,134,132	(h)	100,000		$8,604

*	Mr. Flanagan resigned from his positions with the Company and its subsidiaries, including as President and Co-Chief Executive Officer of the Company, effective August 1, 2005.
(a)	Excludes non-preferential dividends on unvested restricted stock, which had been included in prior years’ proxy statements.
(b)	Includes bonuses earned in the fiscal year and paid in the subsequent fiscal year.
(c)	In December 2004, the Compensation Committee, pursuant to authority under the Company’s 2004 Key Executive Incentive Compensation Plan, established a maximum individual target award for Mr. G. Johnson of $5,000,000 for fiscal year 2005, subject to the satisfaction of certain performance goals. The performance goals were subsequently achieved and Mr. G. Johnson was paid the full target amount in December 2005. See the Compensation Committee Report. Does not include a maximum individual target award of $7,000,000 for the 2006 fiscal year established by the Compensation Committee in December 2005 under the Company’s 2004 Key Executive Incentive Compensation Plan. If the Company’s operating profit margin is at least 26.35% for the 2006 fiscal year, then Mr. G. Johnson will be entitled to receive $1,500,000 of the aggregate maximum individual target award. If such operating profit margin is less than 26.35%, then Mr. G. Johnson will forfeit any right to receive this $1,500,000 portion of the target award. If the average of the percentage growth of diluted earnings per share (as adjusted, if applicable, by a potential one-time repatriation of foreign-based earnings, if approved by the Board of Directors and made in accordance with the provisions of the American Jobs Creation Act of 2004, provided there also should be a special election made pursuant thereto) and pre-tax operating income for the 2006 fiscal year is 25% or greater, then Mr. G. Johnson will be entitled to receive $5,500,000 of the target award. If such percentage is 20% to 24%, then he will be entitled to receive $4,500,000; if the percentage is 15% to 19%, then he will be entitled to receive $3,500,000; if the percentage is 10% to 14%, then he will be entitled to receive $2,500,000; and if the percentage is 5% to 9%, then he will be entitled to receive $1,500,000. If such percentage is less than 5%, then Mr. G. Johnson will forfeit any right to receive this $5,500,000 portion of the target award. Pre-tax operating income is defined as total operating revenue less total operating expenses determined on a consolidated basis reported as operating income included in the Company’s earnings release issued after the fourth quarter of the 2006 fiscal year. Notwithstanding the potential amounts receivable pursuant to the target award, the actual award amounts payable to Mr. G. Johnson are subject to the Compensation Committee’s authority to reduce the award amounts otherwise payable to him. Additionally, the award amounts are payable in cash or common stock at the discretion of the Compensation Committee.

(d)	Other Annual Compensation consists of the following:

		Mr. G. Johnson	Mr. Advani	Mr. Simpson	Ms. Tatlock	Mr. Yun	Mr. Flanagan
Personal Use of Company	2005	$26,829	$0	$0	$0	$0	$14,407
Aircraft[1]	2004	$8,885	$0	$0	$0	$0	$48,884
	2003	$3,335	$0	$0	$0	$0	$25,937
Use of Corporate	2005	$209	$0	$261	$522	$0	$0
Condominium [2]	2004	$3,067	$4,007	$0	$2,909	$0	$0
	2003	$0	$30,009	$0	$0	$0	$0
Club Dues	2005	$645	$0	$0	$9,935	$0	$1,931
	2004	$8,180	$0	$0	$5,735	$1,304	$1,210
	2003	$0	$1,129	$0	$0	$0	$0
Professional Tax Services	2005	$9,171	$8,181	$5,341	$0	$0	$16,983
Fees	2004	$5,755	$4,927	$4,451	$0	$0	$9,346
	2003	$8,557	$6,245	$5,813	$0	$0	$10,172
Personal Use of Company	2005	$0	$0	$0	$0	$0	$0
Car [3]	2004	$0	$0	$0	$0	$0	$0
	2003	$5,297	$0	$0	$0	$0	$0
International Assignment	2005	$0	$0	$0	$0	$0	$0
Benefits [4]	2004	$0	$0	$0	$0	$0	$0
	2003	$0	$150,455	$0	$0	$0	$0
Total [5]	2005	$36,854	$8,181	$5,602	$10,457	$0	$33,322
	2004	$25,887	$8,934	$4,451	$8,644	$1,304	$59,440
	2003	$17,189	$187,838	$5,813	$0	$0	$36,109

[1]	Represents the incremental cost of personal use of the Company aircraft during the applicable fiscal year, based upon a personal rate per nautical mile of use as generally used by corporate aviation operators for cost and budget estimation purposes as published from time to time by Conklin & deDecker Associates, Inc. for each particular aircraft type utilized by the Company. These published rates vary from year to year and amounts set forth above for a particular fiscal year are based on that year’s particular published rate.
[2]	Represents the incremental cost of personal use of Company-owned properties during the applicable fiscal year based on the annual incremental cost to the Company of the property pro-rated by the number of days of use.
[3]	Represents the incremental cost of personal use of a Company automobile during fiscal year 2003, based on the value of the car and the percentage of personal use.
[4]	Represents amounts paid by the Company during fiscal year 2003 to Mr. Advani while he was working abroad under the Company’s International Assignee Program, including $34,902 for a goods and services differential, $20,082 as an allowance for a Company automobile, $33,134 for children’s tuition, $45,013 for apartment rental, $2,679 for apartment utilities and $14,645 for airfare incurred for relocation.
[5]	Under Company policies, the Company reimburses costs of travel, hotel accommodations, meals and other incidental expenses incurred by spouses of executive officers who accompany such executive officers in connection with Company-related events.
(e)	Recipients of restricted stock are entitled to vote such shares and receive dividends, but do not have investment power with respect to such shares.

Aggregate Holdings of Restricted Stock/Cash Dividends
The following table below sets forth: (i) the aggregate number and value of restricted stock holdings as of September 30, 2005 and (ii) the aggregate amount of cash dividends on unvested restricted stock received during fiscal year 2005 (all of which was non-preferential), for each of the persons named in the Summary Compensation Table:

Name	Number of Shares	Value	Dividends
G. Johnson	48,258	$4,051,742	$169,915
A. Tatlock	6,265	$526,009	$36,176
V. Advani	18,686	$1,568,877	$51,772
M. Simpson	6,142	$515,682	$22,632
W. Yun	15,660	$1,314,814	$41,940
M. Flanagan	0	$0	$169,915
The above amounts exclude any restricted stock grants on November 3, 2005 and December 13, 2005 as described hereafter.

(f)	Includes 24,143 shares of restricted common stock granted on December 13, 2005 by the Compensation Committee under the 2002 Stock Plan. The award was earned in fiscal year 2005 and granted in fiscal year 2006. The fiscal year 2005 restricted stock award vests in approximately three equal installments on September 29, 2006, September 28, 2007 and September 30, 2008.

Also includes 15,625 shares of restricted common stock granted on December 15, 2004 by the Compensation Committee under the 2002 Stock Plan. The award was earned in fiscal year 2004 and granted in fiscal year 2005. The restricted stock award is subject to vesting based upon the achievement of certain increases in pre-tax operating income for a fiscal year of the Company as follows:

Pre-tax operating income is defined as total operating revenue less total operating expenses determined on a consolidated basis and is reported in the Company’s annual financial statements as operating income. One-third of the shares of restricted stock shall vest if pre-tax operating income for the 2005, 2006 or 2007 fiscal year is at least 15% greater than pre-tax operating income for the 2004 fiscal year. Two-thirds of the shares of restricted stock shall vest if pre-tax operating income for the 2005, 2006 or 2007 fiscal year is at least 32.25% greater than pre-tax operating income for the 2004 fiscal year. All of the shares of restricted stock shall vest if pre-tax operating income for the 2005, 2006 or 2007 fiscal year is at least 52.09% greater than pre-tax operating income for the 2004 fiscal year. After the conclusion of the 2007 fiscal year, any shares of restricted stock that do not vest based upon the achievement of the foregoing performance goals related to increases in pre-tax operating income shall be forfeited back to the Company.

Following the end of fiscal year 2005, two-thirds of the shares of restricted stock met the vesting requirements as a result of achievement of the related performance goals described above.
(g)	Includes restricted stock awards granted on November 8, 2004 and November 24, 2004 by the Compensation Committee under the 2002 Stock Plan, which awards were earned in fiscal year 2004 and awarded in fiscal year 2005. The following were the number of shares granted on November 8, 2004 to each recipient: Mr. Advani, 9,856 shares; Mr. Simpson, 3,920 shares; Ms. Tatlock, 6,272 shares; and Mr. Yun, 5,645 shares. The following were the number of shares granted on November 24, 2004 to each recipient: Mr. Flanagan, 37,373 shares; and Mr. G. Johnson, 37,373 shares. One third of these restricted stock awards have vested on September 30, 2005 and remaining two-thirds will vest in approximately equal installments on September 29, 2006 and September 28, 2007.

Also includes restricted stock awards granted on November 15, 2004 by the Compensation Committee under the 2002 Stock Plan, which awards were earned in fiscal year 2004 and awarded in fiscal year 2005. The following were the number of shares granted to each recipient: Mr. Advani, 5,000 shares; Mr. Simpson, 2,500 shares; and Mr. Yun, 5,000 shares. The shares of common stock of the Company (the “Stock”) granted to these executive officers vest in full on September 28, 2007 unless subject to earlier vesting. An accelerated vesting of the Stock will occur if either or both of the following performance goals are achieved:

One-third of the number of shares of Stock granted pursuant to the award (the “First Vesting Shares”) shall vest (the “2005 Fiscal Year Operating Income Goal”) if Operating Income (as defined below) for fiscal year 2005 is at least 15% greater than Operating Income for fiscal year 2004. This accelerated vesting, if any, will be effective on the later of December 15, 2005 or ten (10) business days after the release of the annual financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2005 (the “First Vesting Date”). If the 2005 Fiscal Year Operating Income Goal is not met by the First Vesting Date, there shall be no acceleration of the vesting of the First Vesting Shares, even if the 2005 Fiscal Year Operating Income Goal is later achieved and such Stock shall vest on September 28, 2007.

One-third of the number of shares of Stock granted pursuant to the award (the “Second Vesting Shares”) shall vest (the “2006 Fiscal Year Operating Income Goal”) if Operating Income for fiscal year 2006 is at least 32.25% greater than Operating Income for fiscal year 2004. This accelerated vesting, if any, will be effective on the later of December 15, 2006 or ten (10) business days after the release of the annual financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2006 (the “Second Vesting Date”). If the 2006 Fiscal Year Operating Income Goal is not met by the Second Vesting Date, there shall be no acceleration of the vesting of the Second Vesting Shares, even if the 2006 Fiscal Year Operating Income Goal is later achieved and such Stock shall vest on September 28, 2007.

“Operating Income” with respect to any fiscal year is defined as total operating revenues less total operating expenses determined on a consolidated basis reported in the annual financial statements included in the Company’s Annual Report on Form 10-K for such fiscal year.

Following the end of fiscal year 2005, one-third of the shares of restricted stock met the vesting requirements as a result of achievement of the related performance goals described above.

(h)	In fiscal year 2003, the Compensation Committee granted the following number of shares of restricted stock under the 2002 Stock Plan to the persons named in the Summary Compensation Table: Mr. Advani, 6,561 shares; Mr. Flanagan, 23,155 shares; Mr. G. Johnson, 23,155 shares; Mr. Simpson, 3,088 shares; Ms. Tatlock, 6,252 shares; and Mr. Yun, 5,905 shares. Two-thirds of the fiscal 2003 restricted stock has vested and the remaining one-third shall vest on September 29, 2006.
(i)	Includes restricted stock awards granted on November 3, 2005 by the Compensation Committee under the 2002 Stock Plan, which awards were earned in fiscal year 2005 and granted in fiscal year 2006. The following are the number of shares granted to each recipient: Mr. Advani, 8,111 shares; and Mr. Yun, 3,916 shares. These restricted stock awards vest in approximately three equal installments on September 29, 2006, September 28, 2007 and September 30, 2008.

Also includes restricted stock awards granted on September 22, 2005 by the Compensation Committee under the 2002 Stock Plan, which awards were also earned in fiscal year 2005. The following are the number of shares granted to each recipient: Mr. Advani, 4,929 shares; and Mr. Yun, 4,929 shares. These restricted stock awards vest in approximately three equal installments on September 28, 2007, September 30, 2008 and September 30, 2009.
(j)	Upon Mr. Flanagan’s resignation effective August 1, 2005, his then unvested restricted stock awards and unvested options were automatically cancelled under the terms of such awards. Additionally, his unvested restricted stock awards subject to vesting upon achievement of certain performance goals (see footnote (f) above for information regarding vesting requirements in connection with such awards) also were forfeited back to the Company.
(k)	Represents options granted on November 12, 2003, and November 12, 2002 which vest in equal one-third increments over a 3-year period.
(l)	All Other Compensation consists of the following:

		Mr. G. Johnson	Mr. Advani	Mr. Simpson	Ms. Tatlock	Mr. Yun	Mr. Flanagan
Vacation Cash-In 1	2005	$0	$17,308	$0	$0	$0	$0
	2004	$0	$17,308	$0	$0	$0	$0
	2003	$0	$0	$0	$0	$0	$0
Employment	2005	$0	$0	$0	$425,000	$344,000	$0
Integration	2004	$0	$0	$0	$425,000	$344,000	$0
Payment [2]	2003	$0	$0	$0	$425,000	$344,000	$0
Company Benefits [3]	2005	$0	$51,581	$6,150	$6,150	$36,221	$6,150
	2004	$0	$25,533	$6,000	$6,000	$24,145	$6,000
	2003	$0	$44,607	$5,521	$4,958	$17,578	$6,000
Supplemental	2005	$0	$0	$0	$1,167,348	$0	$0
Benefit Plan	2004	$0	$0	$0	$0	$0	$0
Distribution [4]	2003	$0	$0	$0	$0	$0	$0
Company Paid Life	2005	$1,290	$1,504	$7,608	$7,608	$1,560	$1,284
Insurance [5]	2004	$540	$1,350	$6,858	$6,172	$1,564	$540
	2003	$540	$945	$6,858	$1,188	$990	$540
Profit Sharing [6]	2005	$9,405	$9,405	$9,405	$9,405	$9,405	$0
	2004	$4,936	$4,936	$4,936	$4,936	$4,936	$4,936
	2003	$2,064	$1,673	$2,064	$2,064	$2,064	$2,064
Total	2005	$10,695	$79,797	$23,163	$1,615,512	$391,186	$7,434
	2004	$5,476	$49,127	$17,794	$442,107	$374,644	$11,476
	2003	$2,604	$47,225	$14,443	$433,210	$364,631	$8,604

[1]	Under Company benefit policies, an employee may receive cash payment for vacation time accrued beyond an established maximum. A minimum of 5 days and a maximum of 10 days may be paid out to the employee.
[2]	See Employment Contracts and Change In Control Arrangements.
[3]	Company Benefits consist of matching grants under the 1998 Employee Stock Investment Plan, as amended, matching amounts contributed to the Profit Sharing Plan and contributions by the Company to the International Retirement Plan for certain employees while resident outside the United States. Under the Profit Sharing Plan, the Company makes a matching contribution equal to 50% of each eligible participant’s salary deferrals, subject to certain limitations and requirements as set forth in the Profit Sharing Plan. Additionally, under the terms of the Profit Sharing Plan, the Company may make a discretionary profit sharing contribution to eligible participants. See footnote 6 below.
[4]

Represents the sole and final distribution made to Ms. Tatlock on June 15, 2005 under the Fiduciary Trust Company International Supplemental Benefit Plan, subsequent to its termination on June 30, 2003. This non-qualified supplemental benefit plan was established on October 1, 1988 and was adjunct to the 1989 Amended Retirement Plan of Fiduciary Trust Company International (successor plan to the 1982 Amended Retirement Plan of Fiduciary Trust

Company of New York), which was prior to the time the Company acquired Fiduciary Trust. There are no remaining payments to be made under this plan.
[5]	Represents premium payments by the Company for Group Term Life and Supplemental Life Insurance.
[6]	Represents the Company’s profit sharing contributions approved by the Company’s Board of Directors under the Profit Sharing Plan. See footnote 3 above.

OPTION GRANTS IN LAST FISCAL YEAR

During the fiscal year ended September 30, 2005, no options were granted and no stock appreciation rights were awarded to the persons listed in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table provides information on option exercises in fiscal year 2005 by the persons listed in the Summary Compensation Table and the value of their unexercised options at September 30, 2005. No stock appreciation rights were exercised or held by the persons listed in the Summary Compensation Table.

Name	Shares Acquired on Exercise(b) (#)	Value Realized(b) ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable (b)	Value of Unexercised In-The-Money Options at Fiscal Year-End Exercisable/Unexercisable (a)(b)
Gregory E. Johnson	0	$0	478,062/15,445	$23,062,158/$562,044
Anne M. Tatlock	39,989	$1,330,062	89,242/8,581	$4,370,832/$312,263
Vijay C. Advani	0	$0	68,647/8,581	$3,212,676/$312,263
Murray L. Simpson	30,593	$1,322,852	46,337/5,147	$2,137,166/$187,299
William Y. Yun	82,623	$3,500,969	29,919/6,864	$1,341,625/$249,781
Martin L. Flanagan	238,552	$11,108,146	290,042/0	$14,166,197/$0

(a)	The market value of underlying securities is based on the closing price of the Company’s common stock on the NYSE on September 30, 2005 of $83.96 per share minus the exercise price.
(b)	On March 15, 2005 the Board declared a special cash dividend of $2.00 per share of common stock of the Company, payable on April 15, 2005 to stockholders of record holding shares of common stock on March 31, 2005. Under the 2002 Stock Plan and in accordance with its antidilution provisions, the Compensation Committee may, in the event of any distribution of cash or other assets to stockholders other than an ordinary cash dividend, proportionally adjust, among other things, the number of securities covered by each outstanding award and the price per share covered by each such outstanding award under the 2002 Stock Plan. Accordingly, the Compensation Committee, pursuant to authority under the 2002 Stock Plan, proportionally adjusted both the exercise price and the number of shares of each outstanding option issued under the 2002 Stock Plan pursuant to the formulas set out below.

Share Adjustment Calculation

Number of Shares Pre-dividend	X	Closing Price (Closing Price – Dividend per Share)	=	Number of Shares Post-dividend

Exercise Price Adjustment Calculation

Pre-dividend Exercise Price per Share	X	(Closing Price – Dividend per Share) Closing Price	=	Exercise Price per Share Post Dividend

“Closing Price” means the official NYSE closing price per share of common stock of the Company on the last trading day before the ex-dividend date for the special cash dividend.

LONG-TERM INCENTIVE PLAN AWARDS

On December 15, 2005, the Compensation Committee of the Board, pursuant to authority under the 2002 Stock Plan, granted Mr. G. Johnson, the Company’s President and Chief Executive Officer, 15,379 shares of restricted stock. The value of the shares of restricted common stock was approximately $1,500,000 based on the closing price of the Company’s common stock on the NYSE on the date of grant. The terms of the restricted stock award are set forth in the Company’s form of Notice of Restricted Stock Award and Restricted Stock Award Agreement (inducement/performance) included as an exhibit to the Company’s Form 8-K filed with the SEC on November 3, 2005. The restricted stock vests upon the achievement of certain increases in pre-tax operating income for a fiscal year of the Company. One-quarter of the shares of restricted stock vest if pre-tax operating income for the 2006, 2007, 2008 or 2009 fiscal year is at least 15% greater than pre-tax operating income for fiscal year 2005. Half of the shares of restricted stock vest if pre-tax operating income for the 2006, 2007, 2008 or 2009 fiscal year is at least 32.25% greater than pre-tax operating income for fiscal year 2005. Three-quarters of the shares of restricted stock vest if pre-tax operating income for the 2006, 2007, 2008 or 2009 fiscal year is at least 52.09% greater than pre-tax operating income for fiscal year 2005. All of the shares of restricted stock vest if pre-tax operating income for the 2006, 2007, 2008 or 2009 fiscal year is at least 74.9% greater than pre-tax operating income for fiscal year 2005. After the conclusion of the 2009 fiscal year, any shares of the restricted stock award that have not vested based upon the achievement of the foregoing performance goals related to increases in pre-tax operating income are forfeited back to the Company. Pre-tax operating income for purposes of Mr. G. Johnson’s restricted stock award with respect to any fiscal year is defined as total operating revenue less total operating expenses determined on a consolidated basis as reported in the Company’s earnings release as operating income for an applicable fiscal year.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

In December 2000, Ms. Tatlock entered into an employment agreement with the Company and Fiduciary Trust. Under the employment agreement, Ms. Tatlock is entitled to employment for five years from the closing date of the Company’s acquisition of Fiduciary Trust on April 10, 2001 (the “Term”), after which she will be an “at will” employee. In addition, she is entitled to a base salary equal to a minimum of $590,000 per year, subject to review by the Chief Executive Officer and the Company’s Compensation Committee (which, in any event, shall not decrease such base salary). Ms. Tatlock is also entitled to, at a minimum, the following bonus and incentive compensation: (a) a bonus for each period (i) commencing January 1, 2001 and ending December 31, 2001 and (ii) commencing January 1, 2002 and ending September 30, 2002, on an annualized basis, of not less than $609,281, of which Ms. Tatlock was entitled to receive an annualized short-term bonus of $296,500 payable in cash and an annualized long-term bonus of $312,781 to be granted in the form of restricted stock vesting over three years; (b) after September 30, 2002, awards, grants or payments that may be awarded under the Company’s incentive compensation plan; (c) additional services compensation in the amount of $2,125,000 payable in equal annual cash payments of $425,000 over five years, subject to certain conditions relating to Ms. Tatlock’s continued employment; (d) stock options representing 38,836 shares of common stock of the Company, 50% of which were exercisable on April 10, 2004 and 50% of which were exercisable on April 10, 2005; (e) an allowance for financial and tax planning of up to $15,000 for fiscal year 2001 and $5,000 for each subsequent fiscal year during the term of the employment agreement; and (f) such luncheon club memberships and other memberships in accordance with Fiduciary Trust’s policy and practices.

In December 2000, Mr. Yun also entered into an employment agreement with the Company and Fiduciary Trust. Under the employment agreement, Mr. Yun is entitled to employment for the Term, after which he will be an “at will” employee. In addition, he is entitled to a base salary equal to a minimum of $525,000 per year, subject to review by the Chief Executive Officer and the Company’s Compensation Committee (which, in any event, shall not decrease such base salary). Mr. Yun is also entitled to, at a minimum, the following bonus and incentive compensation: (a) a bonus for each period (i) commencing January 1, 2001 and ending December 31, 2001 and (ii) commencing January 1, 2002 and ending September 30, 2002, on an annualized basis, of not less than $355,197, of which Mr. Yun was entitled to receive an annualized short-term bonus of $190,000 payable in cash and an annualized long-term bonus of $165,197 to be granted in the form of restricted stock vesting over three years; (b) after September 30, 2002, awards, grants or payments that may be awarded under the Company’s incentive compensation plan; (c) additional services compensation in the amount of $1,720,000 payable in equal annual cash payments of $344,000 over five years, subject to certain conditions relating to Mr. Yun’s continued employment; (d) stock options representing 31,322 shares of common stock of the Company, 50% of which were exercisable on April 10, 2004 and 50% of which were exercisable on April 10, 2005; (e) an allowance for financial and tax planning of up to $15,000 for fiscal year 2001 and $5,000 for each subsequent fiscal year during the term of the employment agreement; and (f) such luncheon club memberships and other memberships in accordance with Fiduciary Trust’s policy and practices.

Under both employment agreements, if the Company desires to terminate the employee’s employment without cause or if the employee terminates his or her employment for good reason, which includes termination for any reason following a change-in-control of the Company, the employee shall remain on the payroll of the Company and shall be entitled to receive: (1) all unpaid base salary and unpaid bonus amounts for the balance of the Term; (2) additional services cash compensation, and any additional services stock compensation shall be exercisable in accordance with the provisions of such stock option grant; and (3) other benefits provided for in the employment agreement, which shall continue to be paid or provided to the employee for the remainder of the Term, subject to such deductibles and co-payments as applicable under such plan or, if for any reason the employee is no longer treated as an employee of the Company and such benefits are not so payable, the cash value of such benefits shall be paid to the employee.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by the Company under those statutes, the following report shall not be deemed to be “soliciting material,” or to be incorporated by reference into any prior filings or future filings made by the Company under those statutes.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of Franklin Resources, Inc. (the “Company”) is composed entirely of non-employee directors who are “independent” in accordance with the corporate governance listing standards of the New York Stock Exchange and any other applicable securities exchanges. In addition, each member qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and as a “non-employee director” for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The role of the Compensation Committee is to oversee the establishment of goals and objectives related to Chief Executive Officer compensation, determine the compensation level of the Chief Executive Officer, assist the Board of Directors in fulfilling its responsibility relating to the compensation (and related benefits) of the executive officers of the Company, discharge the responsibilities of the Board of Directors relating to compensation of the Company’s executives, and prepare this annual report on executive officer compensation for the Company’s Proxy Statement. The Compensation Committee also administers the Company’s Amended and Restated Annual Incentive Compensation Plan (the “Incentive Plan”), the 2004 Key Executive Incentive Compensation Plan (“Key Executive Incentive Plan”), the 2002 Universal Stock Incentive Plan (the “2002 Stock Plan”), which is the successor to the Amended and Restated 1998 Universal Stock Incentive Plan, and the 1998 Employee Stock Investment Plan. The Compensation Committee’s charter reflects these various responsibilities, and the Compensation Committee and the Board of Directors periodically review and revise the charter, as necessary or appropriate. The current Compensation Committee charter is posted in the corporate governance section of the Company’s website.

This report discusses the Compensation Committee’s overall objectives in designing the Company’s compensation programs. It also reviews the Compensation Committee’s compensation determinations in 2005 for the Chief Executive Officer and the Company’s executive officers, including other executive officers named (the “Named Executive Officers”) in the Summary Compensation Table in the Proxy Statement.

Compensation Philosophy and Policies

The Compensation Committee believes that total compensation should vary with the Company’s performance in achieving financial and non-financial objectives and that compensation of the Company’s executives should be aligned with the interests of the stockholders. The Compensation Committee further believes that at least a portion of compensation should encourage executive officers to focus on the Company’s long-range growth and development. The Company’s compensation program for executive officers (including the Chief Executive Officer) consists primarily of salary and annual cash and equity incentive bonuses based upon individual and Company performance.

In its review of executive officer compensation, and, in particular, in determining the amount and form of awards under the Incentive Plan, Key Executive Incentive Plan and 2002 Stock Plan, the Compensation Committee generally considers, among other things: market survey information with respect to cash and long-term compensation for comparable companies; amounts paid to the executive officer in prior years as salary, bonus and other compensation; the officer’s responsibilities and performance during the fiscal year ended September 30, 2005; and the Company’s overall performance during prior fiscal years and its future objectives and challenges.

The Company generally uses a combination of employee benefit plans to award bonuses to employees, including executive officers. The overall bonus pool is determined pursuant to the Incentive Plan, which allows for both cash and stock awards to Company employees, including executive officers. Bonuses awarded to the Chief Executive Officer are generally made under the Key Executive Incentive Plan, which was ratified and approved by stockholders in fiscal 2004. A component of such award may be in the form of equity securities, as was the case in fiscal 2004, which award is granted through the 2002 Stock Plan. As a general matter, the size of the award pool available for bonus payments under the Incentive Plan is a percentage of the Company’s net operating income, exclusive of passive income and calculated before non-operating interest, taxes, extraordinary and certain special items, and before the accrual of awards under both the Incentive Plan and the Key Executive Incentive Plan (referred to as “Pre-Tax Operating Income”— see table below). In determining the percentage of Pre-Tax Operating Income that will go into the award pool, the Compensation Committee considers a variety of factors, including the performance of the Company’s stock compared to the indices set forth in the performance graph included in the Proxy Statement and the increase or decrease in market price of the Company’s common stock.

In 2005, the Compensation Committee renewed the 2004 engagement of a third-party compensation consultant to provide independent analyses of, and counsel on, the Company’s executive compensation program and practices. The role of the independent consultant is to assess objectively all elements of executive officer compensation, including market competitiveness of base, variable and long-term compensation.

In 2005, the Compensation Committee established the practice of reviewing tally sheets setting forth the cash value of all components of each Named Executive Officer’s 2005 compensation, including salary, bonus, equity and long-term compensation, benefits and perquisites, and projected value of equity holdings under various share value scenarios. The Compensation Committee deems this an important step in comprehensively assessing the reasonableness of compensation received by the executive officers of the Company.

Salaries

Base salaries are evaluated annually for all executive officers, including the Chief Executive Officer. In connection with a Company-wide review of base salaries, the Compensation Committee determined that generally employees whose salary levels were in excess of a pre-determined amount would not be eligible to receive an increase to base salary for fiscal 2005. This decision was based upon several considerations, including the desire to limit base salary increases to employees, including certain executive officers, who, the Compensation Committee believes, should have a majority component of their annual pay in variable compensation tied to Company performance. However, in the case of certain executive officers, base salary was increased for fiscal 2005 where such executive officers took on added responsibilities and were promoted.

Incentive Compensation

The Compensation Committee determined that each of the Named Executive Officers, including the Chief Executive Officer, warranted incentive bonus awards in respect of fiscal 2005 performance. Each bonus award was comprised of a combination of cash and restricted stock. In keeping with the Company’s practice established in fiscal 2004, there were no stock options granted in fiscal 2005. Consequently, stock options reported in the compensation tables included in the Proxy Statement reflect fiscal 2003 grants only.

The Company reports the cash and restricted stock portion of any bonus award earned during a particular fiscal year by a Named Executive Officer.

In the course of reviewing and approving awards to the Named Executive Officers, the Compensation Committee considers, as discussed above, a number of different individual and Company performance factors. In particular, the Compensation Committee considered the following Company performance measures achieved in fiscal 2005 in comparison to fiscal 2004:

	As of and for the fiscal years ended:
	2004	2005	% Chg Fiscal 2005 vs. 2004
Pre-Tax Operating Income (see reference above)	$1,178,547,088	$1,488,609,800	26.3%
Operating Income	$930,825,000	$1,288,376,000	38.4%
Operating Revenues	$3,438,208,000	$4,310,098,000	25.4%
Operating Margin	27.1%	29.9%	10.3%
Assets Under Management (year end)	$361,860,000,000	$453,065,000,000	25.2%
Simple Monthly Average Assets Under Management	$340,242,000,000	$410,758,000,000	20.7%
Diluted Earnings per Share	$2.75[1]	$4.06	47.6%
Diluted Earnings per Share Growth	41.0%	47.6%

[1]	Fiscal 2004 comparative diluted earnings per share have been restated in accordance with the Emerging Issues Task Force Issue No. 04-8 adopted for the reporting period ending December 31, 2004.

The foregoing performance factors were also taken into consideration in determining to increase both the award pool and size of awards granted to employees.

For fiscal 2005, the Compensation Committee awarded other employees, including other executive officers, bonuses consisting of cash and restricted stock or restricted stock units. Consistent with the practice established in fiscal 2000, bonuses awarded were comprised of 65% cash and 35% restricted stock or restricted stock units, in each case with deferred vesting, granted under the 2002 Stock Plan. Certain executive and non-executive officer employees, whose awards were in excess of $1.0 million, were awarded those amounts in excess of $1.0 million in the form of 50% cash and 50% of restricted stock or restricted stock units. The Compensation Committee determined that the bonus awarded to the Company’s Chief Executive Officer should be treated in a consistent manner as that of other highly compensated executive and non-executive officer employees.

In addition, in cases where special recognition of contributions was warranted, or for retention purposes, additional long term restricted stock or restricted stock unit awards were granted to employees, including executive officers. These awards have an established four-year vesting schedule, with the first third of the award vesting on September 28, 2007, the second third on September 30, 2008 and the final third on September 30, 2009.

The Compensation Committee notes that Ms. Anne M. Tatlock and Mr. William Y. Yun, in addition to their incentive bonus awards, received the fourth of five equal annual cash payments, of $425,000 and $344,000, respectively, pursuant to the terms of their December 2000 employment agreements, in respect of previously agreed upon integration services cash bonuses.

CEO Compensation

For fiscal 2005, Mr. Gregory E. Johnson, the Company’s President and Chief Executive Officer, had a base salary of $780,132, which was not increased from fiscal 2004, in accordance with the Compensation

Committee’s decisions discussed above under “Salaries.” The base salary of Martin L. Flanagan, the Company’s President and Co-Chief Executive Officer until his resignation effective August 1, 2005, was the same as that of Mr. G. Johnson and similarly was not increased from fiscal 2004.

With respect to incentive compensation in fiscal 2005, the Compensation Committee made two awards to each of Mr. G. Johnson and Mr. Flanagan, as described below.

On December 15, 2004, the Compensation Committee granted a performance-based restricted stock award of 15,625 shares under the 2002 Stock Plan to each of the then Co-Chief Executive Officers, Mr. G. Johnson and Mr. Flanagan. This award differs in structure from those granted to other top contributing employees and officers of the Company, in that specific installments of restricted stock are subject to Company-related performance metrics in order to vest. In particular, the restricted stock vests upon the achievement of certain increases in pre-tax operating income for a fiscal year of the Company. For this award “pre-tax operating income” is defined as total operating revenue less total operating expenses determined on a consolidated basis and is reported in the Company’s annual financial statements as “operating income” (see “operating income” in table above). One-third of the shares of restricted stock vest if pre-tax operating income for the 2005, 2006 or 2007 fiscal year is at least 15% greater than pre-tax operating income for the 2004 fiscal year. Two-thirds of the shares of restricted stock vest if pre-tax operating income for the 2005, 2006 or 2007 fiscal year is at least 32.25% greater than pre-tax operating income for the 2004 fiscal year. All of the shares of restricted stock vest if pre-tax operating income for the 2005, 2006 or 2007 fiscal year is at least 52.09% greater than pre-tax operating income for the 2004 fiscal year. After the conclusion of the 2007 fiscal year, shares of restricted stock under this award that have not vested based upon the achievement of the foregoing performance goals are forfeited back to the Company.

Because pre-tax operating income for fiscal 2005 was at least 32.25% greater than pre-tax operating income for fiscal 2004, 10,417 shares of common stock, representing two-thirds of Mr. G. Johnson’s 15,625 share restricted stock award, will vest on December 29, 2005. The remaining one-third of Mr. G. Johnson’s restricted stock award vests if pre-tax operating income for fiscal 2006 or 2007 is at least 52.09% greater than pre-tax operating income for fiscal 2004; otherwise, the unvested restricted stock is forfeited back to the Company. As a result of Mr. Flanagan’s resignation from the Company effective August 1, 2005, he forfeited the entire award described above.

On December 23, 2004, the Compensation Committee also established maximum individual target awards of $5,000,000 for fiscal 2005 for each of the then Co-Chief Executive Officers, Mr. G. Johnson and Mr. Flanagan, under the Company’s Key Executive Incentive Plan. If the Company’s operating profit margin was at least 26.35% for fiscal 2005, then each participant would receive $1,500,000 of the aggregate maximum individual target awards. If such operating profit margin was less than the established threshold of 26.35%, then each participant would forfeit any right to receive this $1,500,000 portion of the maximum individual target awards. In addition, if the average percentage growth of earnings per share and pre-tax operating income (using the same definition as used for the performance-based restricted stock award above) for fiscal 2005 was 25% or greater, then each participant would receive $3,500,000 of the aggregate maximum individual target awards. If such percentage was 20% to 24%, then the award would be $2,800,000; if the percentage was 15% to 19%, then the award would be $2,100,000; if the percentage was 10% to 14%, then the award would be $1,400,000; and if the percentage was 5% to 9%, then the award would be $700,000. If such percentage was less than 5%, then each participant would forfeit any right to receive this $3,500,000 portion of the maximum individual target awards. Notwithstanding these potential target awards, the actual awards payable to either or both co-Chief Executive Officers were subject to the Compensation Committee’s authority to reduce the awards otherwise payable to a participant. The awards are payable in cash or Company stock at the discretion of the Compensation Committee.

In determining incentive compensation for Mr. G. Johnson, the Compensation Committee considered a number of individual and Company performance factors, as described in the Key Executive Incentive Plan. In light of the Company’s very strong performance for fiscal 2005 as reflected in the performance measures set forth in the table above, Mr. G. Johnson earned the maximum target award of $5 million, and on December 13, 2005, the Compensation Committee authorized payment in the form of cash and shares of restricted stock. As a result of Mr. Flanagan’s resignation from the Company effective August 1, 2005, he forfeited the entire award described above.

The Compensation Committee also determined on December 15, 2005 that an additional performance-based restricted stock award of 15,379 shares would be granted to Mr. G. Johnson under the 2002 Stock Plan. This latter award differs in structure from those granted to other top contributing employees and officers of the Company, in that specific installments of restricted stock are subject to Company-related performance metrics in order to vest over a four-year period. In particular, the restricted stock vests upon the achievement of certain increases in pre-tax operating income (pre-tax operating income with respect to any fiscal year is defined as total operating revenue less total operating expenses determined on a consolidated basis as reported in the Company’s earnings release as operating income for an applicable fiscal year) for a fiscal year of the Company. One-quarter of the shares of restricted stock vest if pre-tax operating income for fiscal 2006, 2007, 2008 or 2009 is at least 15% greater than pre-tax operating income for fiscal 2005. Half of the shares of restricted stock vest if pre-tax operating income for fiscal 2006, 2007, 2008 or 2009 is at least 32.25% greater than pre-tax operating income for fiscal 2005. Three-quarters of the shares of restricted stock vest if pre-tax operating income for fiscal 2006, 2007, 2008 or 2009 is at least 52.09% greater than pre-tax operating income for fiscal 2005. All of the shares of restricted stock vest if pre-tax operating income for fiscal 2006, 2007, 2008 or 2009 is at least 74.9% greater than pre-tax operating income for fiscal 2005. Should those performance metrics not be achieved, the award will be forfeited either in whole or in part at the end of the performance-vesting period.

The Compensation Committee further determined on December 23, 2005 to establish a maximum individual target award of $7,000,000 for fiscal 2006 for Mr. G. Johnson. If the Company’s operating profit margin is at least 26.35% for fiscal 2006, then Mr. G. Johnson will be entitled to receive $1,500,000 of the aggregate maximum individual target award. If such operating profit margin is less than 26.35%, then Mr. G. Johnson will forfeit any right to receive this $1,500,000 portion of the target award. If the average of the percentage growth of diluted earnings per share (as adjusted, if applicable, by a potential one-time repatriation of foreign-based earnings, if approved by the Board of Directors and made in accordance with the provisions of the American Jobs Creation Act of 2004, provided there also should be a special election made pursuant thereto) and pre-tax operating income for the 2006 fiscal year is 25% or greater, then Mr. G. Johnson will be entitled to receive $5,500,000 of the target award. If such percentage is 20% to 24%, then he will be entitled to receive $4,500,000; if the percentage is 15% to 19%, then he will be entitled to receive $3,500,000; if the percentage is 10% to 14%, then he will be entitled to receive $2,500,000; and if the percentage is 5% to 9%, then he will be entitled to receive $1,500,000. If such percentage is less than 5%, then Mr. G. Johnson will forfeit any right to receive this $5,500,000 portion of the target award. Pre-tax operating income is defined as total operating revenue less total operating expenses determined on a consolidated basis reported as operating income included in the Company’s earnings release issued after the fourth quarter of fiscal 2006. Notwithstanding the potential amounts receivable pursuant to the target award, the actual award amounts payable to Mr. G. Johnson are subject to the Compensation Committee’s authority to reduce the award amounts otherwise payable to him. Additionally, the award amounts are payable in cash or common stock at the discretion of the Compensation Committee.

The Compensation Committee intended that the design and structure of the Chief Executive Officer target and performance share awards be aligned wholly and clearly with the Company’s performance and, therefore, the Company’s stockholders’ interests. This award package was reviewed by the independent compensation consultant, who indicated that he believed that it was reasonable, in his judgment, based on the performance factors considered.

The Compensation Committee believes that the compensation paid and awarded to Mr. G. Johnson is reasonable and appropriate and that it is aligned with the interests of the Company’s stockholders.

Other Benefits and Perquisites

All executive officers are entitled to receive medical, life and disability insurance coverage and other corporate benefits available to most employees of the Company. All executive officers participate in the Franklin Templeton Profit Sharing 401(k) Plan. The Company’s Board of Directors reviews and approves all corporate contributions to the plan.

The Compensation Committee also reviewed other benefits, including personal use of Company aircraft, received by the Named Executive Officers as noted in the tables detailing Other Annual Compensation and All Other Compensation in the Proxy Statement, and determined that they were reasonable overall. The Compensation Committee notes that on June 15, 2005 Ms. Tatlock received a one-time distribution of $1,167,348 from the Fiduciary Trust Company International Supplemental Benefit Plan, which was terminated on June 30, 2003. The Company acquired Fiduciary Trust in April 2001. This non-qualified supplemental benefit plan was established on October 1, 1988 and was adjunct to the 1989 Amended Retirement Plan of Fiduciary Trust Company International (successor plan to the 1982 Amended Retirement Plan of Fiduciary Trust Company of New York). The plan actuary and auditors were two separate third party providers, who also determined the final distributions under the plan upon its termination. There are no remaining payments to be made under this plan.

Tax Deductibility of Compensation

In evaluating compensation program alternatives, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended. Section 162(m) limits to $1 million the amount that a publicly traded corporation, such as the Company, may deduct for compensation paid in any year to its chief executive officer or any other of its four most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million per executive officer limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the Company’s stockholders.

The Compensation Committee endeavors to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining competitive compensation. The Company expects that performance-based awards either in the form of cash or restricted stock should qualify for the performance-based compensation exception to Section 162(m). The Compensation Committee, however, believes that it is important for it to retain maximum flexibility in designing compensation programs that are in the best interests of the Company and its stockholders. Therefore, the Compensation Committee, while considering tax deductibility as a factor in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible if it believes that the compensation is commensurate with the performance of the covered employee.

Respectfully Submitted:

Compensation Committee

Charles Crocker

Samuel H. Armacost

Joseph R. Hardiman

Thomas H. Kean

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2005, the following directors served as members of the Compensation Committee: Messrs. Crocker, Armacost, Kean and Woodworth. Mr. James A. McCarthy also served as a member of the Compensation Committee during part of fiscal year 2005; he resigned from the Board on December 2, 2004. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2005, and no member of the Compensation Committee was formerly an officer of the Company of any of its subsidiaries. During fiscal year 2005, none of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or Compensation Committee of the Company.

In fiscal year 2005, Michael P. McCarthy, a Senior Vice President and Portfolio Manager of Franklin Advisers, Inc., a subsidiary of the Company, and the son of Mr. J. McCarthy was paid a base salary of $325,001, together with a cash bonus of $1,012,500. Mr. M. McCarthy also received 4,390 shares of restricted stock. Mr. M. McCarthy is entitled to receive medical, life and disability insurance coverage and other benefits available generally to employees of the Company and/or its subsidiaries.

PERFORMANCE GRAPH

The following performance graph compares the performance of an investment in the Company’s common stock for the last five fiscal years to that of the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500 Index”), an index to which the Company was added in April 1998, and to the Standard & Poor’s 500 Financials Index (the “S&P 500 Financials Index”). The S&P 500 Index consists of 500 stocks chosen for market size, liquidity, and industry group representation. It is a market-value weighted index (stock price times number of shares outstanding), with each stock’s weight in the index proportionate to its market value. The S&P 500 Index is one of the most widely used benchmarks of U.S. equity performance. The S&P 500 Financials Index is a capitalization-weighted index of the stocks of approximately 70 companies that are in the S&P 500 Index and whose primary business is in a sub-sector of the financial industry. It is designed to measure the performance of the financial sector of the S&P 500 Index. The graph assumes that the value of the investment in the Company’s common stock and each index was $100 on September 30, 2000 and that all dividends were reinvested.

COMPARISON OF FIVE YEAR CUMULATIVE RETURN

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by us under those statutes, the preceding performance graph shall not be deemed to be “soliciting material,” or to be incorporated by reference into any prior filings or future filings made by the Company under those statutes.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by us under those statutes, the following report shall not be deemed to be “soliciting material,” or to be incorporated by reference into any prior filings or future filings made by the Company under those statutes.

REPORT OF THE AUDIT COMMITTEE

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Franklin Resources, Inc. (the “Company”) consists of Chutta Ratnathicam, Charles Crocker, Laura Stein and Louis E. Woodworth. Each of the members of the Audit Committee is independent as defined under the New York Stock Exchange and Pacific Exchange listing standards and applicable law. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the Company’s financial reporting, auditing and internal control activities, including the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor. The Audit Committee’s function is more fully described in the written charter, which is attached as Appendix A to the Proxy Statement. Chutta Ratnathicam serves as the Chairman of the Audit Committee.

REVIEW OF THE COMPANY’S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2005 with the Company’s management.

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Audit Committee has also received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed the independence of PwC with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 for filing with the Securities and Exchange Commission.

Respectfully Submitted by the Members of the Audit Committee:

Chutta Ratnathicam (Chairman)

Charles Crocker

Laura Stein

Louis E. Woodworth

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board, with the ratification of the stockholders, engaged PricewaterhouseCoopers LLP (“PwC”) to perform an annual audit of the Company’s consolidated financial statements for fiscal year 2005.

The following table sets forth the approximate aggregate fees billed or expected to be billed to the Company by PwC for fiscal years 2005 and 2004 for the audit of the Company’s annual consolidated financial statements and for other services rendered by PwC.

	FISCAL YEARS ENDED
	2005	2004
	(in thousands)
Audit Fees	$3,200	$1,800
Audit-Related Fees (a)	$850	$700
Tax Fees (b)	$530	$700
All Other Fees (c)	$20	$200

TOTAL FEES	$4,600	$3,400

(a)	Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services related primarily to internal control examinations pursuant to the Statement of Auditing Standards No. 70, consultation concerning financial accounting and reporting standards, attestation services, due diligence services and audits of employee benefit plans. For fiscal year 2005, the amount reported includes approximately $230,000 for services performed in fiscal year 2004, but paid in fiscal year 2005.
(b)	Tax Fees consist of tax return preparation, tax compliance, tax advice and tax planning services, including assistance with tax appeals (to the extent permitted). For fiscal year 2005, tax return preparation and tax compliance services represented approximately $273,000 of the total amount of Tax Fees.
(c)	All Other Fees consist principally of services rendered in connection with assistance in regulatory reporting in various jurisdictions, repatriation consulting and transfer agent fee analysis services.

Note: For fiscal year 2004, 2.0% of the fees for services described under Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee pursuant to the pre-approval waiver requirements under 17 CFR 210.2-01(c)(7)(i)(C), of which 1.9% represented Tax Fees and 0.1% represented All Other Fees.

PRE-APPROVAL PROCESS AND POLICY

The audit and non-audit services provided to the Company and its subsidiaries by PwC, the independent auditors, during fiscal year 2005 were pre-approved by the Audit Committee. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by PwC. This policy describes the permitted audit, audit-related, tax and other services that the independent auditors may perform.

Any requests for audit, audit-related, tax and other services must initially be submitted to the Company’s Chief Financial Officer (the “CFO”). Any requests preliminarily approved by the CFO are then submitted to the Audit Committee for final pre-approval. Normally, pre-approval is considered at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings up to a designated approval amount, which amount for fiscal year 2006 is $50,000 (the “Chairman Approval Amount”), has been delegated to the Chairman of the Audit Committee. The decision of the Chairman to grant specific pre-approval of a service shall be presented to the Audit Committee at its scheduled meetings. If the estimated fees for proposed services exceed the Chairman Approval Amount, specific pre-approval by the entire Audit Committee shall be required.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2005, Franklin Templeton Bank & Trust, F.S.B., and various bank related subsidiaries of Fiduciary Trust, a subsidiary of the Company, entered into various transactions in the ordinary course of their business with certain directors and executive officers of the Company and members of their immediate families. Additionally, Fiduciary Trust provided certain services to individual directors and/or members of their families. The transactions and services involved loans, deposits and sales of commercial paper, certificates of deposit and other money market instruments and certain other banking transactions as well as trustee and investment management services. As transactions and services made or entered into in the ordinary course of business, all such transactions and services were made or provided on substantially the same terms, including fees, interest rates and collateral, that prevailed at the time for comparable transactions or services with other third parties in arms-length relationships and did not involve more than the normal risk of collectability or present other unfavorable features.

In fiscal year 2005, Mr. C.B. Johnson, Chairman of the Board, Member – Office of the Chairman and a director of the Company, who, among other family relationships, is the father of Mr. G. Johnson, President and Chief Executive Officer of the Company, and Ms. Bolt, Executive Vice President – Technology and Operations for the Company, was paid $594,330 and did not receive a cash bonus. Mr. C.B. Johnson’s base salary for fiscal year 2006 is $594,330. Mr. C.B. Johnson is entitled to receive medical, life and disability insurance coverage and other benefits available generally to employees of the Company and/or its subsidiaries.

In fiscal year 2005, Mr. R. Johnson, a Vice Chairman, Member – Office of the Chairman and a director of the Company, who, among other family relationships, is also the brother of Mr. C.B. Johnson, Chairman of the Board, was paid $532,396 and did not receive a cash bonus. Mr. R. Johnson’s base salary for fiscal year 2006 is $532,396. Mr. R. Johnson is entitled to receive medical, life and disability insurance coverage and other benefits available generally to employees of the Company and/or its subsidiaries.

In fiscal year 2005, Ms. Bolt, Executive Vice President – Technology and Operations for the Company, who, among other family relationships, is the daughter of Mr. C.B. Johnson, Chairman of the Board, and the sister of Mr. G. Johnson, President and Chief Executive Officer of the Company, was paid $922,083, which included a cash bonus of $520,000. Ms. Bolt also received 8,062 shares of restricted stock. Ms. Bolt’s base salary for fiscal year 2006 is $450,000. Ms. Bolt is entitled to receive medical, life and disability insurance coverage and other benefits available generally to employees of the Company and/or its subsidiaries.

In fiscal year 2005, Robert R. Dean, a Vice President and Portfolio Manager for Franklin Advisers, Inc., a subsidiary of the Company, and the son-in-law of Mr. Burns, a Vice Chairman, Member – Office of the Chairman and a director of the Company, was paid $441,250, which included a cash bonus of $260,000. Mr. Dean also received 3,328 shares of restricted stock. Mr. Dean’s base salary for fiscal year 2006 is $164,000. Mr. Dean is entitled to receive medical, life and disability insurance coverage and other benefits available generally to employees of the Company and/or its subsidiaries.

In November 2005, Joel Burns, the brother of Mr. H. Burns, a Vice Chairman, Member – Office of the Chairman and a director of the Company, commenced employment as a wholesaler in the regional sales group of Franklin/Templeton Distributors, Inc., a subsidiary of the Company. Mr. J. Burns’s base salary for fiscal year 2006 is $80,000, plus applicable commissions that may be earned. Mr. J. Burns is entitled to receive medical, life and disability insurance coverage and other benefits available generally to employees of the Company and/or its subsidiaries.

In fiscal year 2005, David A. Lewis, Sr., a trader for Franklin Templeton Services, LLC, a subsidiary of the Company, and the brother of Mr. Kenneth A. Lewis, a Vice President and Treasurer of the Company,

was paid $187,250, which included a cash bonus of $81,250. Mr. D. Lewis also received 540 shares of restricted stock. Mr. D. Lewis’s base salary for fiscal year 2006 is $110,500. Mr. D. Lewis also is entitled to receive medical, life and disability insurance coverage and other benefits available generally to employees of the Company and/or its subsidiaries.

Under a stock repurchase program authorized by the Board, the Company can repurchase shares of its common stock from time to time on the open market and in private transactions in accordance with applicable securities laws. Pursuant to this stock repurchase program, the Company repurchased shares of the Company’s common stock from, among others, certain directors, executive officers and greater than five percent (5%) beneficial owners of the Company’s common stock, and certain members of the immediate family of the foregoing persons, during fiscal year 2005 and in the current fiscal year. In particular, Mr. C.B. Johnson, Chairman of the Board, Member – Office of the Chairman and a director of the Company, sold back to the Company 100,000 shares of common stock for an aggregate amount of $7,192,000 on March 15, 2005 and, through his IRA, 200,000 shares of common stock for an aggregate amount of $19,228,000 on December 21, 2005. Separately, Mr. C.B. Johnson also sold back to the Company 123,000 shares of common stock for an aggregate amount of $8,372,610 on December 15, 2004. Mr. H. Burns, a Vice Chairman, Member – Office of the Chairman and a director of the Company, sold back to the Company 50,000 shares of common stock for an aggregate amount of $3,403,500 on December 15, 2004. Similarly, on the same date, Mr. R. Johnson, a Vice Chairman, Member – Office of the Chairman and a director of the Company, sold back to the Company 50,000 shares of common stock for an aggregate amount of $3,403,500. Mr. Flanagan, the former President and Co-Chief Executive Officer of the Company, sold back 238,552 shares of common stock for an aggregate amount of $19,692,468 on August 10, 2005. On December 15, 2004, Mr. Flanagan also sold back to the Company 7,975 shares of common stock for an aggregate amount of $542,858. On the same date, Mr. G. Johnson, President and Chief Executive Officer of the Company, sold back to the Company 11,981 shares of common stock for an aggregate amount of $815,547. On December 15, 2004, Mr. Charles R. Sims, then a Vice President of the Company, sold back to the Company 6,000 shares of common stock for an aggregate amount of $408,420. On the same date, Mr. K. Lewis, a Vice President and Treasurer of the Company, sold back to the Company 3,000 shares of common stock for an aggregate amount of $204,120. Finally, on November 2, 2005, Mr. James R. Baio, Executive Vice President and Chief Financial Officer of the Company, sold back to the Company 22,478 shares of common stock for an aggregate amount of $2,010,432. The price per share paid by the Company for each repurchase was the average of the high and low price of the Company’s common stock on the NYSE on the repurchase date.

Separately, each of Elizabeth S. Wiskemann, for the benefit of the Elizabeth Wiskemann Rollover Individual Retirement Account, and The Esther B. Wiskemann Trust under agreement dated 04/19/02 amended 11/13/02, The Christine Y. Wiskemann Trust under agreement dated 5/7/03, and Kim D. Wiskemann sold back to the Company 226,000 shares, 350,000 shares, 370,000 shares, and 354,000 shares, for an aggregate amount of $15,383,820, $23,824,500, $25,185,900, and $24,096,780, respectively, on December 15, 2004. Esther B. Wiskemann, Christine Y. Wiskemann and Kim D. Wiskemann are children of Elizabeth S. Wiskemann, a former greater than 5% stockholder of the Company. The price per share paid by the Company for each repurchase was the average of the high and low price of the Company’s common stock on the NYSE on the repurchase date.

In order to pay taxes due in connection with the vesting of employee and executive officer restricted stock and restricted stock unit awards under the 2002 Stock Plan and matching grants under the 1998 Employee Stock Investment Plan, as amended, the Company uses a net stock issuance method, equivalent to a stock repurchase program, to pay such taxes. Accordingly, on January 3, 2005 and in connection with the vesting of certain restricted stock awards, the Company in effect purchased 1,157 shares from Ms. Tatlock at the price of $70.14 per share. On February 1, 2005 and in connection with the vesting of certain matching grants, the Company in effect purchased 85 shares from Mr. Advani, 50 shares from

Mr. Baio, 8 shares from Mr. Leslie M. Kratter, Senior Vice President and Assistant Secretary of the Company, and 75 shares from Mr. K. Lewis, all at the price of $67.58 per share. On August 1, 2005 and in connection with the vesting of certain matching grants, the Company in effect purchased 122 shares from Mr. Advani, 108 shares from Mr. Baio, 148 shares from Mr. Yun and 114 shares from Mr. Kratter, all at the price of $81.46 per share. On October 3, 2005 and in connection with the vesting on September 30, 2005 of certain restricted stock awards, the Company in effect purchased 3,881 shares from Mr. Advani, 1,585 shares from Mr. Simpson, 4,463 shares from Ms. Tatlock, 1,180 shares from Mr. Baio, 3,551 shares from Mr. Yun, 773 shares from Ms. Barbara J. Green, Vice President, Deputy General Counsel and Secretary of the Company, 1,317 shares from Mr. Kratter, 941 shares from Mr. K. Lewis and 739 shares from Mr. John M. Lusk, Executive Vice President – Portfolio Operations of the Company (each an executive officer of the Company), all at the price of $83.34 per share. In connection with the vesting of certain restricted stock awards on December 29, 2005, shares held by a number of executive officers of the Company, including each of Messrs. Advani, Baio, Kratter, K. Lewis, Lusk, Simpson and Yun and Ms. Green, among others, will be used to cover the payment of taxes upon such vesting. The price per share paid by the Company for each purchase of shares vesting or matching prior to October 1, 2005 was the average of the high and low price of the Company’s common stock on the NYSE on the vesting or matching grant date, as applicable. The price per share paid by the Company for each purchase of shares vesting on and after October 1, 2005 is the closing price of the Company’s common stock on the NYSE on the vesting date.

On March 14, 2005, the Company’s wholly-owned subsidiary, Franklin/Templeton Travel, Inc., entered into an agreement to sell one Company-owned aircraft, a 1986 Gulfstream III (G-1159A) aircraft (the “Aircraft”) to AC Travel LLC (“AC Travel”), an entity owned and controlled by Charles B. Johnson, Chairman of the Board, for a sales price of $6,775,000. The Company obtained an independent appraisal of the Aircraft’s value and also received several offers from third parties, and the sales price was in excess of the highest of these amounts.

A subsidiary of the Company has entered into an agreement with AC Travel to manage the operations of the Aircraft. Under the management agreement, the subsidiary: (a) provides consulting and management services for the operations of the Aircraft; (b) assists in the arrangement for the utilization of the Aircraft for charter activities; (c) provides flight crew personnel, including coordinating training of such personnel; (d) arranges for Aircraft maintenance; and (e) arranges for insurance and a hanger for Aircraft storage and also provides other administrative services. The initial term of the agreement is one year, with automatic one-year renewals thereafter, subject to cancellation by either party. Our subsidiary receives a monthly management fee of $10,000, and all expenses in connection with the Aircraft are either reimbursed or passed through to, and paid by, AC Travel.

From time to time, the Company has chartered the Aircraft from an independent charter company with whom AC Travel has an arrangement to provide charter services utilizing the Aircraft for use by the general public. Fees paid by the Company for such charter services are comparable to those paid by the general public. During the fiscal year ended September 30, 2005, $220,549.57 was paid for such services by the Company.

The Company previously provided an office to Tano Capital, LLC (“Tano”), a company owned by Charles E. Johnson, the son of Mr. C.B. Johnson, and entered into a written lease with Tano as of November 1, 2005. The written lease includes the following terms: (i) the lease of approximately 2,317 square feet of office space owned by the Company in San Mateo, California; (ii) an initial term of two years with a right to extend for 3 additional one-year periods; (iii) a lease rate of $5,329.10 per month with lease rate increases of 3% during any period beyond the initial term; (iv) a guaranty by Mr. C.E. Johnson; and (v) work station furniture to be provided by the Company. The Company had obtained information from independent real estate professionals setting forth market lease rates for comparable office space in San Mateo, California and believes that such lease represents a fair market rental value for the space being leased.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers, directors and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. The reporting officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of copies of such reports received or written representations from such executive officers, directors and 10% stockholders, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with during fiscal year 2005, except for one late filing on Form 4 regarding one transaction for each of Messrs. Crocker and Woodworth, which were filed one day late due to administrative error. In addition, there was an April 2005 amendment to a previously filed Form 4, which was filed on time, to report one transaction by Mr. Joffe on December 31, 2004, which transaction was inadvertently not included in the original Form 4 due to administrative error.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GENERAL

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2006 and to audit the Company’s internal control over financial reporting as of September 30, 2006. During and for the fiscal year ended September 30, 2005, PricewaterhouseCoopers LLP audited and rendered opinions on the financial statements of the Company and certain of its subsidiaries, as well as many of the open-end and closed-end investment companies managed and advised by the Company’s subsidiaries. PricewaterhouseCoopers LLP also rendered an opinion on the Company’s internal control over financial reporting as of September 30, 2005. In addition, PricewaterhouseCoopers LLP provides the Company with tax consulting and compliance services, accounting and financial reporting advice on transactions and regulatory filings and certain other consulting services not prohibited by applicable auditor independence requirements. See “Fees Paid to Independent Registered Public Accounting Firm” above. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006. The voting requirements for this proposal are described in the “Voting Information” section. If the appointment is not ratified, the Audit Committee may reconsider the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS

If a stockholder intends to present any proposal in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, for consideration at the Company’s 2007 annual meeting of stockholders, the proposal must be received by the Secretary of the Company by August 31, 2006. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals.

If a stockholder submits a proposal outside of Rule 14a-8 for the Company’s 2007 annual meeting of stockholders and if such proposal is not received by November 14, 2006, then the Company’s proxy may confer discretionary authority on persons being appointed as proxies on behalf of the Company to vote on such proposal.

All proposals should be addressed in writing to: Barbara J. Green, Secretary, Franklin Resources, Inc., One Franklin Parkway, Building 920, San Mateo, CA 94403.

CONTACT THE BOARD OF DIRECTORS

Stockholders or others may contact the Board, the non-management directors or any individual director by sending a written communication appropriately addressed to:

Board of Directors

Franklin Resources, Inc.

c/o Barbara J. Green, Secretary

One Franklin Parkway

San Mateo, CA 94403-1906

You may specify whether you would prefer to direct your communication to the full Board of Directors, only the non-management directors or particular individual directors. Stockholders making such communications are encouraged to state that they are stockholders and provide the exact name in which the shares are held and the number of shares held.

In addition, the Company has established separate procedures for its employees to submit concerns on an anonymous and confidential basis regarding questionable accounting, internal accounting controls or auditing matters and possible violations of the Company’s Code of Ethics and Business Conduct or law, which are available on the Company’s Intranet.

Non-employees may submit any complaint regarding accounting, internal accounting controls or auditing matters directly to the Audit Committee of the Board of the Directors by sending a written communication appropriately addressed to:

Audit Committee

Franklin Resources, Inc.

One Franklin Parkway

San Mateo, CA 94403-1906

THE ANNUAL REPORT

A copy of the Company’s Annual Report for fiscal year 2005, including financial statements, is being furnished concurrently herewith to all stockholders holding shares of common stock as of the Record Date.

The Company’s Annual Report for fiscal year 2005 also is available for viewing on the Company’s website at “Annual Reports” under “Investor Relations”. Please read it carefully. However, the financial statements and the Annual Report do not legally form any part of this proxy soliciting material.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are beneficial holders of the Company’s common stock will be householding the Company’s Proxy Statement and Annual Report for fiscal year 2005. Accordingly, a single copy of this Proxy Statement and the Company’s Annual Report for fiscal year 2005 will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and/or annual report, please notify your bank or broker, or contact Investor Relations, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403, Telephone (650) 525-8900. The Company undertakes, upon oral or written request, to deliver promptly a separate copy of the Company’s annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the applicable document was delivered. Stockholders who currently receive multiple copies of the proxy statement and/or annual report at their address and would like to request householding of their communications should contact their bank or broker or the Company’s Investor Relations at the contact address and telephone number provided above.

FORM 10-K

The Company filed with the SEC an annual report on Form 10-K for fiscal year ended September 30, 2005. Stockholders may obtain a copy of the annual report on Form 10-K, including financial statements and schedules included in the annual report on Form 10-K, without charge, by visiting the Company’s website at www.franklinresources.com or by writing to the Company’s Secretary, Barbara J. Green, at the Company’s principal executive offices, Franklin Resources, Inc., One Franklin Parkway, Building 920, San Mateo, CA 94403. Upon written request to the Company’s Secretary, at the address of the Company’s principal executive offices, the exhibits set forth on the exhibit index of the Company’s annual report on Form 10-K may be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

By order of the Board of Directors,

Barbara J. Green

Vice President, Deputy General Counsel and Secretary

December 29, 2005

APPENDIX A

FRANKLIN RESOURCES, INC.

AUDIT COMMITTEE CHARTER

This Audit Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company”) in connection with its oversight of the Company’s management and the business affairs of the Company.

1.	Purpose. The purpose of the Audit Committee (the “Committee”) is to:

(a)	Assist the Board in fulfilling its responsibility to oversee (i) the Company’s financial reporting, auditing and internal control activities, including the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor.

(b)	Prepare the report the Committee is required by United States Securities and Exchange Commission (the “SEC”) rules to include in the Company’s annual proxy statement.

2.	Membership.

(a)	Number. The Committee shall be comprised of not less than three members of the Board.

(b)	Qualifications.

(i)	Each member of the Committee shall be an “independent” director in accordance with the corporate governance listing standards of the New York Stock Exchange (the “NYSE”) and any other applicable securities exchanges (“Other Exchanges”). Each member of the Committee must also satisfy the additional independence requirements under the applicable rules of the SEC.

(ii)	Each member of the Committee shall, in the view of the Board, be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee shall be an “audit committee financial expert” as defined under the applicable rules of the SEC, who shall, in the judgment of the Board, have accounting or related financial management expertise in accordance with the corporate governance listing standards of the NYSE and Other Exchanges, as applicable.

(iii)	No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

(iv)	The Committee’s composition shall meet such other regulatory requirements relating to audit committees established from time to time by the NYSE, Other Exchanges, the SEC and any other applicable governmental or self-regulatory organization.

(c)	Appointment and Removal. The members of the Committee shall be appointed and may be removed by the Board.

(d)	Term. Each member of the Committee shall serve until his or her successor is duly appointed and qualified, or until his or her earlier removal or resignation or such time as he or she no longer meets the qualifications to serve on the Committee.

(e)	Chairman. The Committee shall designate a Chairman of the Committee from among its members from time to time.

3.	Meetings and Operations.

(a)	Meetings. The Committee shall meet on a regular basis, but not less frequently than quarterly, and hold special meetings as circumstances require. The timing of the meetings shall be determined by the Chairman of the Committee, in consultation with the other Committee members.

(b)	Meetings with Others. The Committee shall periodically meet with the internal auditor and the independent auditor in separate executive sessions to provide the opportunity for full and frank discussion without members of senior management present. The Committee shall also periodically meet separately with management.

(c)	Quorum. At all Committee meetings, a majority of the members of the Committee shall constitute a quorum for the transaction of business.

(d)	Actions. A majority of the members of the Committee shall be empowered to act on behalf of the Committee, and the action of a majority of the members of the Committee shall be the action of the Committee. The Committee shall keep a record of its actions and proceedings.

(e)	Reporting to the Board. The Committee shall regularly report to the Board actions taken by the Committee.

4.	Authority and Responsibilities. The Committee’s function is essentially one of oversight only and shall not relieve the Company’s management of its responsibility for preparing financial statements, which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent auditor relating to the audit or review of financial statements. The Committee shall have the following authority and responsibilities:

Independent Auditor Oversight.

(a)	The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor shall report directly to and may only be terminated by the Committee.

(b)	The Committee shall pre-approve the engagement of the independent auditor to provide any audit or permitted non-audit services to the Company. The Committee may establish pre-approval policies and procedures pursuant to which audit and permitted non-audit services may be pre-approved. The Committee may delegate the authority to grant pre-approvals to one or more designated members of the Committee. The decisions of any member (to whom authority is delegated) to pre-approve any such audit or non-audit service shall be presented to the full Committee at its scheduled meetings.

(c)	The Committee shall establish hiring policies for employees and former employees of independent auditors.

(d)	The Committee shall annually review an independent auditor’s report including (i) the independent auditor’s quality control procedures, (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues, and (iii) all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard Number 1, such as disclosure of any other relationships with the Company or management and their impact on the independent auditor’s independence.

(e)	The Committee shall evaluate the independent auditor’s qualifications, performance and independence based on a review of the independent auditor’s report described above and a review of the auditor’s work throughout the year. As part of such evaluation, the Committee shall (i) review and evaluate all senior members of the independent auditor’s team, (ii) consider whether the audit engagement team partners should be rotated more frequently than is required by law, so as to assure continuing auditor independence, (iii) consider whether the independent auditor should be rotated, so as to assure continuing auditor independence, and (iv) obtain the opinion of management and the internal auditor of the independent auditor’s performance.

Internal Auditor Oversight.

(f)	The Committee shall oversee the Company’s internal audit function and meet separately with the internal auditor to review any audit related issues. As part of such oversight, the Committee shall:

(i)	Annually review internal audit plans, responsibilities, staffing and budget of the Company’s internal audit function and the adequacy of funding to carry out the proposed work scope.

(ii)	Review and concur in the appointment, replacement or dismissal of the internal audit director.

(iii)	Discuss significant internal audit findings in appropriate detail as well as the status of past audit recommendations.

Financial Reporting Oversight.

(g)	The Committee shall meet to review and discuss with management and the independent auditor: (i) the audited financial statements, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K); (ii) the Company’s interim financial results to be included in the Company’s quarterly reports on Form 10-Q, including the specific disclosures under MD&A; and (iii) the matters required to be discussed by Statement of Auditing Standards Nos. 61, 90 and 100, as may be modified or supplemented from time to time; which review shall occur prior to the filing of Form 10-K or Form 10-Q, whichever is applicable.

(h)	The Committee shall review and generally discuss the Company’s earnings press releases, including the type and presentation of information to be included therein (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

(i)	The Committee shall review and discuss with Company’s management and the independent auditor prior to the filing of any audit report with the SEC: (i) all accounting policies, practices and judgments which may be viewed as critical; (ii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and policies; (iii) any analyses of management and/or the independent auditor setting forth significant issues regarding accounting principals, financial reporting issues and judgments made in connection with the preparation of the financial statements; (iv) all alternative treatments of financial information within generally accepted accounting principles that have been discussed by management and the independent auditor, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; (v) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements; and (vi) other material written communications between the independent auditor and management, such as any management letter comments or the schedule of unadjusted differences.

(j)	The Committee shall review with management and the independent auditor (i) the quality and adequacy of the Company’s internal controls, disclosure controls and procedures, and accounting procedures, including reports of material weaknesses or significant deficiencies in the design or operation of internal controls and/or any fraud that involves personnel having a significant role in internal control over financial reporting, as required to be disclosed by the Chief Executive Officer(s) and/or Chief Financial Officer in connection with their certifications for the annual or quarterly reports of the Company and/or presented in the independent auditor’s written report, a report of management or internal audit, or otherwise, and (ii) any special audit steps adopted in light of material control deficiencies.

(k)	The Committee shall provide oversight and discuss policies and procedures with respect to Company enterprise risk assessment and risk management.

(l)	The Committee shall review with the independent auditor any audit problems and/or difficulties and management’s response, and resolve any disagreements regarding financial reporting arising between the Company’s management and any independent auditor employed by the Company. The review shall also include discussion of the responsibilities, budget and staffing of the internal auditor.

Audit Committee Report.

(m)	The Committee shall prepare the annual report of the Committee, which shall be included in the Company’s annual proxy statement.

Legal and Regulatory Compliance Oversight.

(n)	The Committee shall assist the Board in overseeing the Company’s legal and regulatory compliance.

(o)	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, which procedures shall include a process for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. In addition, the Committee shall review complaints received directly by the Committee under those procedures or received through the Compliance and Ethics Hot-Line established by the Company to permit anonymous reporting of violations of the Code of Ethics and Business Conduct.

Other.

(p)	In discharging its oversight role, the Committee is authorized to investigate any matter that the Committee deems appropriate, with access to all books, records, facilities and personnel of the Company.

(q)	The Committee shall have the authority to perform any other activities it deems are appropriate, consistent with this Charter.

(r)	The Committee shall have the authority to retain independent advisors, including, but not limited to, independent counsel, auditors or other experts, at the expense of the Company, to assist in carrying out Committee responsibilities, as the Committee may deem appropriate.

(s)	The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor and advisors employed by the Committee and for ordinary administrative expenses of the Committee.

5.	Annual Performance Evaluation. The Committee shall annually review its own performance in such manner as it deems appropriate.

6.	Annual Review of Committee Charter. The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

7.	General. This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation, as amended, and Amended and Restated By-Laws, it is not intended to establish by its own force any legally binding obligations.

Last revised as of December 16, 2005.

APPENDIX B

FRANKLIN RESOURCES, INC.

COMPENSATION COMMITTEE CHARTER

This Compensation Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company” or “Franklin”) in connection with its oversight of the Company’s management and the business affairs of the Company.

1.	Purpose. The purpose of the Compensation Committee (the “Committee”) is to:

(a)	Oversee the establishment of goals and objectives related to Chief Executive Officer compensation, and determine the compensation level of the Chief Executive Officer.

(b)	Assist the Board in fulfilling its responsibility relating to (i) the compensation (and related benefits) of the executive officers of the Company, and (ii) the administration of the Company’s incentive compensation and equity-based plans that are subject to Board approval.

(c)	Discharge the Board’s responsibilities relating to compensation of the Company’s executives.

(d)	Prepare the annual report on executive officer compensation for the Company’s proxy statement.

2.	Membership.

(a)	Number. The Committee shall consist of no fewer than three members of the Board.

(b)	Qualifications. Each member of the Committee shall be an “independent” director in accordance with the corporate governance listing standards of the New York Stock Exchange and any other applicable securities exchanges. In addition, each member shall qualify as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and as a “non-employee director” for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

(c)	Appointment and Removal. The members of the Committee shall be appointed and may be removed by the Board.

(d)	Term. Each member of the Committee shall serve until his or her successor is duly appointed and qualified, or until his or her earlier removal or resignation or such time as he or she is no longer an “independent” director of the Board.

(e)	Chairman. The Committee shall designate a Chairman of the Committee from among its members from time to time.

3.	Meetings and Operations.

(a)	Meetings. The Committee shall meet on a regular basis, but not less frequently than quarterly, and will hold special meetings as circumstances require. The Committee may meet in executive sessions and invite one or more members of management, independent advisors or other third parties to attend as it deems appropriate. The timing of the meetings shall be determined by the Chairman of the Committee, in consultation with the other Committee members.

(b)	Quorum. At all Committee meetings, a majority of the members of the Committee shall constitute a quorum for the transaction of business.

(c)	Actions. The action of a majority of those present at a meeting, at which a quorum is present, shall be the action of the Committee. The Committee shall keep a record of its actions and proceedings.

(d)	Reporting to the Board. The Committee shall regularly report to the Board actions taken by the Committee.

(e)	Delegation. In discharging its duties, the Committee shall have full authority to form subcommittees and delegate any or all of its duties to such subcommittees as the Committee deems appropriate.

(f)	Executive Attendance at Meetings. No executive officer should attend that portion of any meeting of the Committee during which such executive officer’s performance or compensation is discussed, unless specifically invited by the Committee.

4.	Authority and Responsibilities. The Committee shall have the following authority and responsibilities:

CEO Evaluation and Compensation.

(a)	The Committee shall (i) review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, (ii) evaluate the performance of the Chief Executive Officer in light of those goals and objectives, and (iii) determine and approve the compensation of the Chief Executive Officer as the Committee determines is in the best interests of the Company based on this evaluation and any other factors the Committee deems appropriate.

(b)	In setting the long-term incentive component of the compensation of the Chief Executive Officer as the Committee determines is in the best interests of the Company, the Committee may consider, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies, the awards given to the Company’s Chief Executive Officer in past years and any other factors the Committee deems appropriate.

(c)	The Committee shall meet annually with the Chief Executive Officer to discuss the recommendations of the Chief Executive Officer concerning performance goals and the evaluation of the Chief Executive Officer of the Company’s progress toward meeting those goals.

Other Compensation Related Responsibilities.

(d)	The Committee shall review and make recommendations to the Board on the overriding compensation philosophy for the Company.

(e)	The Committee shall review and approve the compensation of the executive officers of the Company (other than the Chief Executive Officer).

(f)	The Committee shall review and approve: (i) employment agreements, severance arrangements and change in control agreements or provisions; and (ii) any special or supplemental benefits for the Chief Executive Officer and the executive officers of the Company and its subsidiaries where the amounts exceed certain threshold levels determined by the Committee from time to time.

(g)	The Committee shall review and approve deferred compensation agreements and arrangements between directors and the Company.

(h)	The Committee shall at least annually review and make recommendations to the Board on the compensation (including equity-based compensation) of the Company’s directors. In so reviewing and making recommendations on director compensation, the Committee shall consider, among other things, the following policies and principles:

(i)	that the compensation should fairly pay the directors for the work, time commitment and efforts required by directors of a company of Franklin’s size and scope of business activities, including service on Board committees;

(ii)	that a component of the compensation should be designed to align the directors’ interest with the long-term interests of the Company’s stockholders; and

(iii)	that directors’ independence may be compromised or impaired for Board or committee purposes if director compensation exceeds customary levels.

Incentive Plans.

(i)	The Committee shall make recommendations to the Board with respect to incentive compensation and equity-based plans that are subject to Board approval. The Committee shall also review and make recommendations with respect to performance or operating goals for participants in the Company’s incentive plans.

(j)	The Committee shall grant, administer, approve and ratify awards under incentive compensation and stock incentive plans, including amendments to the awards made under any such plans, and review and monitor awards under such plans. The Committee shall also serve as the plan administrator for such incentive compensation plans, stock incentive plans and stock purchase plans as the Committee, from time to time, is so designated or as required by the Board or the plan documents.

Executive Compensation Report.

(k)	The Committee shall prepare the report on executive officer compensation that the United States Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Other.

(l)	The Committee shall have the authority to perform any other activities it deems are appropriate, consistent with this Charter.

(m)	The Committee shall have the sole authority to retain, at the expense of the Company, and terminate any compensation consulting firm to assist in the evaluation of director, Chief Executive Officer or executive compensation, including the authority to approve the consulting firm’s fees and other retention terms. The Committee also shall have the authority to retain other independent advisors, including, but not limited to, independent counsel or other experts, at the expense of the Company, to assist in carrying out Committee responsibilities, as the Committee may deem appropriate.

5.	Annual Performance Evaluation. The Committee shall annually review its own performance in such manner as it deems appropriate.

6.	Annual Review of Committee Charter. The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

7.	General. This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of applicable laws, regulations and listing requirements, as well as in the context of the Company’s Articles of Incorporation, as amended, and Amended and Restated By-Laws, it is not intended to establish by its own force any legally binding obligations.

Last revised as of December 16, 2005.

APPENDIX C

FRANKLIN RESOURCES, INC.

CORPORATE GOVERNANCE COMMITTEE CHARTER

This Corporate Governance Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company”) in connection with its oversight of the Company’s management and the business affairs of the Company.

1.	Purpose. The purpose of the Corporate Governance Committee (the “Committee”) is to:

(a)	Provide counsel to the Board with respect to the organization, function and composition of the Board and its committees.

(b)	Oversee the evaluation of the Board and management of the Company.

(c)	Develop and recommend to the Board corporate governance policies and procedures applicable to the Company.

(d)	Identify and recommend to the Board potential director candidates for nomination.

2.	Membership.

(a)	Number. The Committee shall be comprised of not less than three members of the Board.

(b)	Qualifications. Each member of the Committee shall be an “independent” director in accordance with the corporate governance listing standards of the New York Stock Exchange and any other applicable securities exchange.

(c)	Appointment and Removal. The members of the Committee shall be appointed and may be removed by the Board.

(d)	Term. Each member of the Committee shall serve until his or her successor is duly appointed and qualified, or until his or her earlier removal or resignation or such time as he or she is no longer an “independent” director of the Board.

(e)	Chairman. The Committee shall designate a Chairman of the Committee from among its members from time to time.

3.	Meetings and Operations.

(a)	Meetings. The Committee shall meet on a regular basis, but not less frequently than quarterly, and hold special meetings as circumstances require. The Committee may meet in executive sessions and invite one or more members of management, independent advisors or other third parties to attend as it deems appropriate. The timing of the meetings shall be determined by the Chairman of the Committee, in consultation with the other Committee members.

(b)	Quorum. At all Committee meetings, a majority of the members of the Committee shall constitute a quorum for the transaction of business.

(c)	Actions. The action of a majority of those present at a meeting, at which a quorum is present, shall be the action of the Committee. The Committee shall keep a record of its actions and proceedings.

(d)	Reporting to the Board. The Committee shall regularly report to the Board actions taken by the Committee.

(e)	Delegation. In discharging its duties, the Committee shall have full authority to form subcommittees and delegate any or all of its duties to such subcommittees as the Committee deems appropriate.

4.	Authority and Responsibilities. The Committee shall have the following authority and responsibilities:

Director Nominations.

(a)	The Committee shall develop and recommend to the Board for adoption specific, minimum qualifications that the Committee believes must be met by a potential nominee for director, including any specific qualities or skills that the Committee believes are necessary for one or more of the directors to possess.

(b)	The Committee shall develop and recommend to the Board for adoption director independence standards.

(c)	The Committee shall develop and recommend to the Board for adoption procedures by which stockholders of the Company can recommend candidates for nomination to the Board.

(d)	The Committee shall develop and recommend to the Board for adoption procedures by which director nominees are identified and evaluated by the Committee.

(e)	The Committee shall identify and evaluate candidates qualified to become potential director nominees, including any such candidates recommended by stockholders, in accordance with the minimum qualifications and procedures approved by the Board. The Committee shall recommend to the Board candidates or nominees for election as members of the Board.

(f)	The Committee shall have the sole authority to retain and terminate any search firm to assist in identifying director candidates, including the authority to approve the search firm’s fees and other retention terms.

(g)	The Committee shall recommend to the Board directors for appointment to the various committees of the Board. At least annually, the Committee shall review the composition of each committee of the Board, including the qualifications of its members, and make such recommendations to the Board for rotation of the committee members as the Committee deems appropriate.

Corporate Governance.

(h)	The Committee shall develop and recommend to the Board for adoption a set of Corporate Governance Guidelines, which shall comply with the corporate governance listing standards of the New York Stock Exchange and any other applicable securities exchanges. The Committee shall assess such guidelines, and make recommendations to the Board for changes to such guidelines, from time to time as the Committee deems appropriate.

(i)	The Committee shall develop and recommend to the Board for adoption a Code of Ethics and Business Conduct for the Company’s directors, officers and employees, which shall comply with the corporate governance listing standards of the New York Stock Exchange, and any other applicable securities exchanges and the rules of the United States Securities and Exchange Commission. The Committee shall assess such code, and make recommendations to the Board for changes to such code, from time to time as the Committee deems appropriate.

(j)	The Committee shall review the anti-money laundering policies, procedures and operations of the Company on a periodic basis as the Committee deems appropriate.

(k)	The Committee shall develop and recommend to the Board for adoption such other policies or procedures regarding the corporate governance of the Company from time to time as the Committee deems appropriate.

(l)	The Committee shall make recommendations to the Board from time to time as the Committee deems appropriate regarding the structure of the various committees of the Board, including responsibilities, qualifications of the members and delegation authority.

Oversight and Evaluations.

(m)	The Committee shall oversee the evaluation of management of the Company and make recommendations to the Board as appropriate.

(n)	The Committee shall oversee the Company’s orientation for newly elected members of the Board and continuing education process for the Board and assist the Board in its implementation.

(o)	The Committee shall oversee the Board’s annual self-evaluation. In addition, the Committee shall obtain comments regarding the Board’s performance from all directors and shall report annually to the Board with an assessment of the Board’s performance.

(p)	The Committee shall oversee the annual self-evaluation of each committee of the Board. In addition, the Committee shall at least annually review each committee’s performance, including its reporting to the full Board, and make such recommendations to the Board as the Committee deems appropriate.

Other.

(q)	The Committee shall have the authority to perform any other activities it deems are appropriate, consistent with this Charter.

(r)	The Committee shall have the authority to retain independent advisors, at the expense of the Company, to assist in carrying out Committee responsibilities, as the Committee may deem appropriate.

5.	Annual Performance Evaluation. The Committee shall annually review its own performance in such manner as it deems appropriate.

6.	Annual Review of Committee Charter. The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

7.	General. This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation, as amended, and Amended and Restated By-Laws, it is not intended to establish by its own force any legally binding obligations.

Last revised as of October 17, 2005

APPENDIX D

FRANKLIN RESOURCES, INC.

CORPORATE GOVERNANCE GUIDELINES

These Corporate Governance Guidelines (the “Guidelines”) have been adopted by the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company”) in connection with its oversight of the Company’s management and business affairs.

1.	Composition of Board of Directors.

(a)	Independence of Directors. A majority of directors must be “independent” directors in accordance with the corporate governance listing standards of the New York Stock Exchange and any other applicable securities exchanges (the “Independence Rules”). In addition, at least three directors must also satisfy the additional independence requirements for audit committee members under the Independence Rules and the applicable rules of the United States Securities and Exchange Commission (the “SEC”).

(b)	Director Qualifications and Selection. The Corporate Governance Committee of the Board is responsible for establishing a policy setting forth the specific, minimum qualifications that the Corporate Governance Committee believes must be met by a nominee recommended by the Corporate Governance Committee for a position on the Board, and describing any specific qualities or skills that the Corporate Governance Committee believes are necessary for one or more of the directors to possess. Such qualifications shall include the requirements under the Independence Rules as well as consideration of the individual skills, experience and perspectives that will help create an effective Board. The Corporate Governance Committee shall establish a policy setting forth the process for identifying and evaluating nominees for directors, including the consideration of any director candidates recommended by stockholders, and shall recommend to the Board candidates for election as directors. The Board shall nominate such candidates for election as directors by the Company’s stockholders or fill vacancies that may arise.

(c)	Size of Board. The Board shall periodically evaluate the size of the Board and make any changes it deems appropriate in accordance with the Amended and Restated By-Laws of the Company (the “By-Laws”).

(d)	Term Limits. The Board does not believe that it should establish term limits for its members. The Board recognizes the value of continuity of directors who have experience with the Company and who have gained over a period of time a level of understanding about the Company and its operations that enable the director to make a significant contribution to the deliberations of the Board.

(e)	Retirement. Persons are not eligible to be recommended for nomination as a director for a term commencing on or after their 75th birthday, except for any person who beneficially owns 5% or more of the outstanding shares of the Company. Incumbent directors reaching the age of 75 during their term may complete such term.

2.	Conflicts of Interest and Other Commitments.

(a)	With respect to any matter under discussion by the Board, directors must disclose to the Board any potential conflicts of interest they may have and, if appropriate, refrain from voting on a matter in which they may have a conflict.

(b)	Each director is responsible for ensuring that other commitments do not conflict or materially interfere with the director’s responsibilities to the Company. To ensure that serving as a director of another company or any other change in circumstances such as employment, business or “immediate family” relationships (as defined under the Independence Rules) would not conflict with his or her duties to the Company, and to evaluate whether disclosure needs to be made in the Company’s proxy statement or the director’s status under the Independence Rules is changed, the director should consult the Chairman of the Board and the Corporate Secretary in advance of accepting an invitation to serve on another company’s board and should report any change in circumstances to the Corporate Secretary. The Chairman of the Board and the Corporate Secretary should report to the Corporate Governance Committee in writing the results of such consultation.

3.	Director Responsibilities.

(a)	Duties. The directors are responsible for exercising care, loyalty and good faith; acting in a manner they reasonably believe is in the best interests of the Company and its stockholders and in a manner consistent with their fiduciary duties. In fulfilling their responsibilities, directors may ask such questions and conduct such investigations as they deem appropriate, and may reasonably rely on the information provided to them by the Company’s senior executives and its outside advisors and auditors. The directors shall be entitled to have the Company purchase directors’ and officers’ liability insurance on their behalf and receive the benefits of indemnification and exculpation to the fullest extent permitted by law, the Company’s Certificate of Incorporation, as amended (the “Certificate”), and By-Laws and any indemnification agreements, as applicable.

(b)	Meetings and Preparation. Directors are expected to regularly attend Board meetings and meetings of committees on which they serve, to spend the time needed in preparation for such meetings and to meet as frequently as they deem necessary to properly discharge their responsibilities. In addition, directors should stay abreast of the Company’s business and markets. To the fullest extent possible, directors should review agendas and other meeting materials in advance of any Board or committee meetings.

(c)	Meeting Agendas. The Chairman of the Board and the Corporate Secretary will establish and disseminate the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting.

(d)	Company Representation. The Board believes that management speaks for the Company. Individual directors may, from time to time, expressly represent the Company in meetings or otherwise communicate with various third parties on the Company’s behalf. When representing the Company, it is generally expected that directors will do this with the knowledge of management and, unless warranted by unusual circumstances or as contemplated by the committee charters, only at the request of management.

4.	Executive Sessions. The non-management directors (i.e., directors who are not Company officers) will meet separately without management in regular executive sessions. The “independent” directors as defined in the Independence Rules will meet at least twice a year in executive session.

5.	Board Committees.

(a)	Committees. The Board shall have an Audit Committee, a Compensation Committee and a Corporate Governance Committee. All members of these committees will be “independent” directors, as defined in the Independence Rules. In addition, Audit Committee members shall satisfy the additional independence requirements for audit committee members under the Independence Rules and the applicable rules of the SEC. Each committee’s member shall also meet any other qualifications for service on the particular committee pursuant to the committee’s written charter.

(b)	Appointment, Removal and Term. Committee members shall be appointed and may be removed by the Board. Each member of a committee shall serve until his or her successor is duly appointed and qualified, or until his or her earlier removal or resignation or such time as he or she no longer meets the qualifications to serve on the committee.

(c)	Chairman. Each committee shall designate a Chairman of the committee from among its members from time to time.

(d)	Charters. Each committee shall have its own written charter. The charters will set forth the purpose, authority and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations, reporting to the Board, and annual performance evaluations of the committee. The charters of each committee will be reviewed periodically with a view toward delegating to the standing committees the full authority of the Board concerning specified matters appropriate to such committee.

(e)	Meetings. Each committee shall meet on a regular basis, but not less frequently than quarterly, and hold special meetings as circumstances require. The timing of the meetings shall be determined by the Chairman of the committee, in consultation with the other committee members. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda.

(f)	Additional Committees. The Board may, from time to time, establish or maintain additional committees as it deems appropriate and delegate to such committees such authority permitted by applicable laws and the By-Laws as the Board sees fit.

6.	Director Access to Officers, Employees and Independent Advisors.

(a)	Officers and Employees. Directors shall have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged directly by the director or through the Chief Executive Officer or the Corporate Secretary.

(b)	Independent Advisors. The Board and each Board committee shall have full and free access to the Company’s independent advisors and each shall have the power to retain legal, accounting, financial or other advisors as they may deem appropriate at the expense of the Company, without the need to obtain the prior approval of any officer of the Company. The Corporate Secretary of the Company will arrange for payment of the invoices of any such third party advisors.

7.	Director Compensation. The form and amount of director compensation will be determined by the Compensation Committee, in accordance with the policies and principles set forth in the Compensation Committee’s charter, and will be recommended to the Board for approval. The Compensation Committee also will conduct an annual review of director compensation.

8.	Director Orientation and Continuing Education.

(a)	Orientation. The Board, with the assistance of the Corporate Governance Committee, shall establish, or identify and provide access to, appropriate orientation programs, sessions or material for newly elected directors of the Company for their benefit either prior to or within a reasonable period of time after their nomination or election as a director. This orientation may include presentations by senior management to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance program, its Code of Ethics and Business Conduct and these Guidelines, its principal officers, and its internal and independent auditors. In addition, the orientation will include visits to Company headquarters and, to the extent appropriate, other of the Company’s significant facilities. All other directors are also invited to attend orientation.

(b)	Education. The Board, with the assistance of the Corporate Governance Committee, shall also identify and/or develop continuing education opportunities for the directors. Directors are encouraged to attend continuing education programs sponsored by universities, stock exchanges or other organizations. The Company will reimburse the reasonable costs and expenses associated with such programs.

9.	Management Succession. The Board shall oversee the succession planning for the management of the Company, including policies and principles for the selection and performance review of the Chief Executive Officer, as well as policies regarding succession in the event of an emergency or the retirement of the Chief Executive Officer.

10.	Company’s Long-Term Strategic Plans. The Board will periodically review with management the Company’s long-term strategic plans.

11.	Annual Performance Evaluation. The Board, with the assistance of the Corporate Governance Committee, shall annually review its own performance in such manner as it deems appropriate to determine whether the Board and its committees are functioning effectively. The full Board will discuss the evaluation to determine what action, if any, could improve Board and committee performance.

12.	Review of Corporate Governance Guidelines. The Corporate Governance Committee, as appropriate, shall periodically review and reassess the adequacy of these Guidelines to determine whether any changes are appropriate and recommend to the Board any such changes for the Board’s approval.

13.	General. These Guidelines are intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While they should be interpreted in the context of applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate and By-Laws, they are not intended to establish by their own force any legally binding obligations.

Last revised as of October 17, 2005

FRI PROXY 01/06

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FRANKLIN RESOURCES, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

With this proxy, the stockholder signing below appoints Charles B. Johnson, Gregory E. Johnson, and Barbara J. Green (the “proxy holders”), or any one of them, as the stockholder’s proxies with full power of substitution. The stockholder appoints the proxy holders collectively and as individuals, to vote all the stockholder’s shares of Franklin Resources, Inc. (“Franklin”) common stock at the Annual Meeting of Stockholders, and at any and all adjournments or postponements of the meeting, on the matters set forth on the reverse side of this card. The Annual Meeting of Stockholders will be held on January 26, 2006, at 10:00 a.m., Pacific Standard Time, in the H.L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California.

The Board of Directors has solicited this proxy and it will be voted as specified on this proxy card on the following proposals proposed by Franklin. If you do not mark any votes or abstentions, this proxy will be voted FOR all nominees to the Board of Directors and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2006. If any other matters come before the meeting to be voted on, the proxy holders named in this proxy will vote, act and consent on those matters in their discretion.

Continued on the reverse side. Must be signed and dated on the reverse side.

To change your address, please mark this box ☐	FRANKLIN RESOURCES INC. P.O. BOX 11121 NEW YORK, N.Y. 10203-0121

Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.

Franklin Resources, Inc.	YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL

https://www.proxyvotenow.com/ben		1-866-214-3728
• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

Your telephone or Internet vote authorizes the proxy holders named in the proxy to vote your shares in the manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy card. The deadline for voting by telephone or by using the Internet is at 5:00 p.m., Eastern Standard Time, January 25, 2006.

☐	Ú PLEASE DETACH PROXY CARD HERE Ú

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			Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.		☒ Votes MUST be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS:								FOR	AGAINST	ABSTAIN
	FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS*	☐	2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2006.	☐	☐	☐

	Nominees: 01-Samuel H. Armacost, 02-Harmon E. Burns, 03-Charles Crocker, 04-Joseph R. Hardiman, 05-Robert D. Joffe, 06-Charles B. Johnson, 07-Rupert H. Johnson, Jr., 08-Thomas H. Kean, 09-Chutta Ratnathicam, 10-Peter M. Sacerdote, 11-Laura Stein, 12-Anne M. Tatlock, 13-Louis E. Woodworth						3.	In their discretion, the proxy holders are authorized to vote on other business matters that are properly brought at the meeting or any adjournments or postponements thereof.

	(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee’s name on the following blank line.)

	*Exceptions

							S C A N L I N E

							Note: Please sign exactly as your name appears on the proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

							Date Share Owner sign here			Co-Owner sign here